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As filed with the Securities and Exchange Commission on June 16, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crosstex Energy, L.P. Crosstex Energy Services, L.P. Subsidiary Guarantors Listed on Schedule A Hereto	Delaware Delaware	05-0527861 76-0712100
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2501 Cedar Springs
Suite 600
Dallas, Texas 75201
(214) 953-9500
(Address, including zip code, and telephone number,
including area code, of registrants' principal executive offices)

William W. Davis
Crosstex Energy, L.P.
2501 Cedar Springs
Suite 600
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Douglass M. Rayburn
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Telephone: (214) 953-6500
Facsimile: (214) 953-6503

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)(4)	Amount of registration fee

Common Units of Crosstex Energy, L.P.

Debt Securities of Crosstex Energy, L.P. (2)(4)

Debt Securities of Crosstex Energy Services, L.P.(2)(4)(5)

Guarantees of Debt Securities(2)(4)(5)

Total	$250,000,000	$31,675

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
There are being registered hereunder a presently indeterminate number of common units and an indeterminate principal amount of debt securities and guarantees of debt securities.
(3)
The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction, II.D. of Form S-3.
(4)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $250,000,000 less the dollar amount of any registered securities previously issued.
(5)
Crosstex Energy, L.P. will, and Crosstex LIG, LLC, Crosstex Tuscaloosa, LLC, Crosstex LIG Liquids, LLC, Crosstex Treating Services, L.P., Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering, Ltd., Crosstex CCNG Processing, Ltd., Crosstex CCNG Marketing, Ltd., Crosstex CCNG Transmission, Ltd., Crosstex Acquisition Management, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P., Crosstex Alabama Gathering System, L.P. and Crosstex Mississippi Industrial Gas Sales, L.P. may, irrevocably and unconditionally guarantee any series of debt securities of Crosstex Energy Services, L.P. If a series of debt securities of Crosstex Energy, L.P. is guaranteed, Crosstex Energy Services, L.P., Crosstex LIG, LLC, Crosstex Tuscaloosa, LLC, Crosstex LIG Liquids, LLC, Crosstex Treating Services, L.P., Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering, Ltd., Crosstex CCNG Processing, Ltd., Crosstex CCNG Marketing, Ltd., Crosstex CCNG Transmission, Ltd., Crosstex Acquisition Management, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P., Crosstex Alabama Gathering System, L.P. and Crosstex Mississippi Industrial Gas Sales, L.P. may irrevocably and unconditionally guarantee the debt securities of Crosstex Energy, L.P. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.

        Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A
SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Crosstex LIG, LLC	Louisiana	72-6025567
Crosstex Tuscaloosa, LLC	Louisiana	20-0911477
Crosstex LIG Liquids, LLC	Louisiana	74-2525634
Crosstex Treating Services, L.P.	Delaware	04-3424281
Crosstex Gulf Coast Marketing Ltd.	Texas	75-2900544
Crosstex Gulf Coast Transmission Ltd.	Texas	75-2900546
Crosstex CCNG Gathering, Ltd.	Texas	75-2659553
Crosstex CCNG Processing, Ltd.	Texas	76-0496658
Crosstex CCNG Marketing, Ltd.	Texas	74-2652386
Crosstex CCNG Transmission, Ltd.	Texas	74-2704531
Crosstex Acquisition Management, L.P.	Delaware	20-0059178
Crosstex Mississippi Pipeline, L.P.	Delaware	20-0067499
Crosstex Seminole Gas, L.P.	Delaware	20-0059251
Crosstex Alabama Gathering System, L.P.	Delaware	20-0067461
Crosstex Mississippi Industrial Gas Sales, L.P.	Delaware	20-0067519

* The address for each registration's principal executive office is 2501 Cedar Springs, Suite 600, Dallas, Texas 75201 and the telephone number for each registrant's principal executive office is 214-953-9500.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated June 16, 2004

$250,000,000

Crosstex Energy, L.P.

COMMON UNITS
DEBT SECURITIES

Crosstex Energy Services, L.P.

DEBT SECURITIES

The following securities may be offered under this prospectus:

•
Common units representing limited partner interests in Crosstex Energy, L.P.;

•
Debt securities of Crosstex Energy, L.P.; and

•
Debt securities of Crosstex Energy Services, L.P.

        The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $250,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. The common units are traded on the Nasdaq National Market under the symbol "XTEX."

        You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        Investing in our securities involves risk. You should carefully consider the risk factors described under "Risk Factors" beginning on page 3 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2004

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHO WE ARE	1
THE SUBSIDIARY GUARANTORS	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
RATIO OF EARNINGS TO FIXED CHARGES	20
DESCRIPTION OF THE DEBT SECURITIES	21
DESCRIPTION OF THE COMMON UNITS	31
DESCRIPTION OF OUR PARTNERSHIP AGREEMENT	35
CASH DISTRIBUTION POLICY	47
MATERIAL TAX CONSEQUENCES	55
INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS	68
PLAN OF DISTRIBUTION	69
LEGAL MATTERS	69
EXPERTS	70
WHERE YOU CAN FIND MORE INFORMATION	71

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $250,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

        As used in this prospectus, "we," "us" and "our" and similar terms mean either or both of Crosstex Energy, L.P. and Crosstex Energy Services, L.P. and their subsidiaries, unless the context indicates otherwise.

WHO WE ARE

        We are a publicly traded Delaware limited partnership, formed in July 2002 in connection with our initial public offering, which was completed in December 2002. Our business activities are conducted through our subsidiary, Crosstex Energy Services, L.P., a Delaware limited partnership which we refer to as the "Operating Partnership," and the subsidiaries of the Operating Partnership. We are an independent midstream energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas. We connect the wells of natural gas producers in our market areas to our gathering systems, treat natural gas to remove impurities to ensure that it meets pipeline quality specifications, process natural gas for the removal of natural gas liquids or NGLs, transport natural gas and ultimately provide an aggregated supply of natural gas to a variety of markets. We purchase natural gas from natural gas producers and other supply points and sell that natural gas to utilities, industrial consumers, other marketers and pipelines and thereby generate gross margins based on the difference between the purchase and resale prices. In addition, we purchase natural gas from producers not connected to our gathering systems for resale and sell natural gas on behalf of producers for a fee.

        Our general partner, Crosstex Energy GP, L.P., is a Delaware limited partnership. Crosstex Energy GP, LLC, a Delaware limited liability company, is Crosstex Energy GP, L.P.'s general partner. Our general partner is managed by its general partner, Crosstex Energy GP, LLC, which has ultimate responsibility for conducting our business and managing our operations.

        Our executive offices are located at 2501 Cedar Springs, Suite 600, Dallas, Texas 75201, and our telephone number is (214) 953-9500.

THE SUBSIDIARY GUARANTORS

        Crosstex Energy, L.P. will, and Crosstex LIG, LLC, Crosstex Tuscaloosa, LLC, Crosstex LIG Liquids, LLC, Crosstex Treating Services, L.P., Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering, Ltd., Crosstex CCNG Processing, Ltd., Crosstex CCNG Marketing, Ltd., Crosstex CCNG Transmission, Ltd., Crosstex Acquisition Management, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P., Crosstex Alabama Gathering System, L.P. and Crosstex Mississippi Industrial Gas Sales, L.P. may, unconditionally guarantee any series of debt securities of Crosstex Energy Services, L.P. offered by this prospectus, as set forth in a related prospectus supplement. Crosstex Energy Services, L.P., Crosstex LIG, LLC, Crosstex Tuscaloosa, LLC,

Crosstex LIG Liquids, LLC, Crosstex Treating Services, L.P., Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering, Ltd., Crosstex CCNG Processing, Ltd., Crosstex CCNG Marketing, Ltd., Crosstex CCNG Transmission, Ltd., Crosstex Acquisition Management, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P., Crosstex Alabama Gathering System, L.P. and Crosstex Mississippi Industrial Gas Sales, L.P. may unconditionally guarantee any series of debt securities of Crosstex Energy, L.P. offered by this prospectus, as set forth in a related prospectus supplement. As used in this prospectus, the term "Subsidiary Guarantors" means Crosstex LIG, LLC, Crosstex Tuscaloosa, LLC, Crosstex LIG Liquids, LLC, Crosstex Treating Services, L.P., Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering, Ltd., Crosstex CCNG Processing, Ltd., Crosstex CCNG Marketing, Ltd., Crosstex CCNG Transmission, Ltd., Crosstex Acquisition Management, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P., Crosstex Alabama Gathering System, L.P. and Crosstex Mississippi Industrial Gas Sales, L.P. and also includes Crosstex Energy Services, L.P. when discussing subsidiary guarantees of the debt securities of Crosstex Energy, L.P. The term "Guarantor" means Crosstex Energy, L.P. in its role as guarantor of the debt securities of Crosstex Energy Services, L.P.

RISK FACTORS

        An investment in the securities involves a significant degree of risk, including the risks described below. you should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this document in evaluating an investment in the securities.

        If any of the following risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. In that case, we may be unable to make distributions to our unitholders or pay interest on, or the principal on, any debt securities, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Inherent in Our Business

We may not have sufficient cash after the establishment of cash reserves and payment of our general partner's fees and expenses to enable us to pay the minimum quarterly distribution each quarter.

        We may not have sufficient available cash each quarter to pay the minimum quarterly distribution. Under the terms of our partnership agreement, we must pay our general partner's fees and expenses and set aside any cash reserve amounts before making a distribution to our unitholders. The amount of cash we can distribute on our common units principally depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on, among other things:

  •
  the amount of natural gas transported in our gathering and transmission pipelines;

  •
  the level of our processing and treating operations;

  •
  the fees we charge and the margins we realize for our services;

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  the price of natural gas;

  •
  the relationship between natural gas and NGL prices; and

  •
  our level of operating costs.

        In addition, the actual amount of cash we will have available for distribution will depend on other factors, some of which are beyond our control, including:

  •
  the level of capital expenditures we make;

  •
  the cost of acquisitions, if any;

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  our debt service requirements;

  •
  fluctuations in our working capital needs;

  •
  restrictions on distributions contained in our bank credit facility;

  •
  our ability to make working capital borrowings under our bank credit facility to pay distributions;

  •
  prevailing economic conditions; and

  •
  the amount of cash reserves established by our general partner in its sole discretion for the proper conduct of our business.

        Because of these factors, we may not have sufficient available cash each quarter to pay the minimum quarterly distribution. Furthermore, you should also be aware that the amount of cash we have available for distribution depends primarily upon our cash flow, including cash flow from financial reserves and working capital borrowings, and is not solely a function of profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we record losses and may not make cash distributions during periods when we record net income.

We must continually compete for natural gas supplies, and any decrease in our supplies of natural gas could adversely affect our financial condition and results of operations.

        Competition is intense in many of our markets. The principal areas of competition include obtaining gas supplies and the marketing and transportation of natural gas and NGLs. Our competitors include major integrated oil companies, interstate and intrastate pipelines and natural gas gatherers and processors. Our competitors in the Texas Gulf Coast area include El Paso Field Services, Kinder Morgan Inc., Houston Pipeline Company and Duke Energy Field Services. Our competitors in Mississippi include Southern Natural Gas and Gulf South Pipeline Company. Our competitors in Louisiana include Bridgeline, Acadian Pipeline and Gulf South Pipeline Company. Some of our competitors offer more services or have greater financial resources and access to larger natural gas supplies than we do.

        If we are unable to maintain or increase the throughput on our systems by accessing new natural gas supplies to offset the natural decline in reserves, our business and financial results could be materially, adversely affected. In addition, our future growth will depend, in part, upon whether we can contract for additional supplies at a greater rate than the rate of natural decline in our currently connected supplies.

        In order to maintain or increase throughput levels in our natural gas gathering systems and asset utilization rates at our treating and processing plants, we must continually contract for new natural gas supplies. We may not be able to obtain additional contracts for natural gas supplies. The primary factors affecting our ability to connect new wells to our gathering facilities include our success in contracting for existing natural gas supplies that are not committed to other systems and the level of drilling activity near our gathering systems. Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity generally decreases as oil and natural gas prices decrease. We have no control over producers and depend on them to maintain sufficient levels of drilling activity. A material decrease in natural gas production or in the level of drilling activity in our principal geographic areas for a prolonged period, as a result of depressed commodity prices or otherwise, likely would have a material adverse effect on our results of operations and financial position.

A substantial portion of our assets is connected to natural gas reserves that will decline over time, and the cash flows associated with those assets will accordingly decline.

        A substantial portion of our assets, including our gathering systems and our treating plants, is dedicated to certain natural gas reserves and wells for which the production will naturally decline over time. Accordingly, our cash flows associated with these assets will also decline. If we are unable to access new supplies of natural gas either by connecting additional reserves to our existing assets or by constructing or acquiring new assets that have access to additional natural gas reserves, our cash flows may decline and we may not be able to make interest or principal payments on the notes as they become due and our ability to make distributions to our unitholders could decrease.

Our profitability is dependent upon prices and market demand for natural gas and NGLs, which are beyond our control and have been volatile.

        We are subject to significant risks due to fluctuations in commodity prices. These risks are based upon three components of our business: (1) the purchase of certain volumes of natural gas at a price that is a percentage of a relevant index; (2) certain processing contracts for our Gregory system whereby we are exposed to natural gas and NGL commodity price risks; and (3) part of our fee from the Seminole gas plant is based on a portion of the NGLs produced, and, therefore, is subject to commodity price risks.

        The margins we realize from purchasing and selling a portion of the natural gas that we transport through our pipeline systems decrease in periods of low natural gas prices because our gross margins are based on a percentage of the index price. For the year ended December 31, 2003 and the three months ended March 31, 2004, we purchased approximately 8.4% and 9.2%, respectively, of our gas at a percentage of relevant index. Accordingly, a decline in the price of natural gas could have an adverse impact on our results of operations.

        A portion of our profitability is affected by the relationship between natural gas and NGL prices. For a component of our Gregory system volumes, we purchase natural gas, process natural gas and extract NGLs, and then sell the processed natural gas and NGLs. Since we extract Btus from the gas stream in the form of the liquids or consume it as fuel during processing, we reduce the Btu content of the natural gas. Accordingly, our margins under these arrangements can be negatively affected in periods in which the value of natural gas is high relative to the value of NGLs. For example, a decrease of $0.01 per gallon in the price of NGLs and an increase of $0.10 per MMBtu in the average price of natural gas for the year ended December 31, 2003 would have resulted in a decrease in processing margins of approximately $170,000. For the year ended December 31, 2003, we purchased approximately 16% of the natural gas volumes on our Gregory system under such contracts.

        In the past, the prices of natural gas and NGLs have been extremely volatile and we expect this volatility to continue. For example, in 2002, the NYMEX settlement price for natural gas for the prompt month contract ranged from a high of $4.13 per MMBtu to a low of $2.01 per MMBtu. In 2003, the same index ranged from $4.486 per MMBtu to $9.282 per MMBtu. A composite of the OPIS Mt. Belvieu monthly average liquids price based upon our average liquids composition in 2002 ranged from a high of approximately $0.48 per gallon to a low of approximately $0.27 per gallon. In 2003, the same composite ranged from approximately $0.46 per gallon to approximately $0.65 per gallon.

        We may not be successful in balancing our purchases and sales. In addition, a producer could fail to deliver contracted volumes or deliver in excess of contracted volumes, or a consumer could purchase less than contracted volumes. Any of these actions could cause our purchases and sales not to be balanced. If our purchases and sales are not balanced, we will face increased exposure to commodity price risks and could have increased volatility in our operating income.

        The markets and prices for residue gas and NGLs depend upon factors beyond our control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors, including:

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  the impact of weather on the demand for oil and natural gas;

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  the level of domestic oil and natural gas production;

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  the availability of imported oil and natural gas;

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  actions taken by foreign oil and gas producing nations;

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  the availability of local, intrastate and interstate transportation systems;

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  the availability and marketing of competitive fuels;

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  the impact of energy conservation efforts; and

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  the extent of governmental regulation and taxation.

If we are unable to integrate our recent acquisitions, or if we do not continue to make acquisitions on economically acceptable terms, our future financial performance may be limited.

        Our future financial performance will depend, in part, on our ability to make acquisitions of assets and businesses at attractive prices. From time to time, we will evaluate and seek to acquire assets or businesses that we believe complement our existing business and related assets. We may acquire assets or businesses that we plan to use in a manner materially different than their prior owner's use. Any acquisition involves potential risks, including:

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  the inability to integrate the operations of recently acquired businesses or assets;

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  the diversion of management's attention from other business concerns;

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  the loss of customers or key employees from the acquired businesses;

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  a significant increase in our indebtedness; and

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  potential environmental or regulatory liabilities and title problems.

        Management's assessment of these risks is necessarily inexact and may not reveal or resolve all existing or potential problems associated with an acquisition. Realization of any of these risks could adversely affect our operations and cash flows.

        If we consummate any future acquisition, our capitalization and results of operations may change significantly, and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds and other resources.

        Our acquisition strategy is based, in part, on our expectation of ongoing divestitures of gas processing and transportation assets by large industry participants. A material decrease in such divestitures will limit our opportunities for future acquisitions and could adversely affect our operations and cash flows.

If we are unable to integrate LIG, or if we are not able to achieve the desired profitability from this acquisition, our future financial performance may be limited.

        We completed the acquisition of LIG Pipeline Company in April 2004, which geographically expanded our operations throughout Louisiana and represents our largest acquisition to date. For the year ended December 31, 2003, the LIG assets would have constituted 21% of our pro forma gross margin. We cannot assure you that we will successfully integrate this acquisition into our operations. In addition, our business approach for LIG will be different from that of its prior owner. We cannot assure you that our business approach will achieve our desired financial performance from this acquisition. Failure to successfully integrate this substantial acquisition or the failure to achieve our desired financial performance from this acquisition could adversely affect our operations and cash flows.

We have limited control over the development of certain assets because we are not the operator.

        As the owner of a non-operating interest in the Seminole gas processing plant, we do not have the right to direct or control the operation of the plant. As a result, the success of the activities conducted at the plant, which is operated by a third party, may be affected by factors outside of our control. The failure of the third-party operator to make decisions, perform its services, discharge its obligations, deal with regulatory agencies or comply with laws, rules and regulations affecting the plant, including environmental laws and regulations, in a proper manner could result in material adverse consequences to our interest and adversely affect our results of operations.

We expect to encounter significant competition in any new geographic areas into which we seek to expand and our ability to enter such markets may be limited.

        As we expand our operations into new geographic areas, we expect to encounter significant competition for natural gas supplies and markets. Competitors in these new markets include companies larger than us, which have both lower capital costs and greater geographic coverage, as well as smaller companies, which have lower total cost structures. As a result, we may not be able to successfully develop acquired assets and markets located in new geographic areas and our results of operations could be adversely affected.

We are exposed to the credit risk of our customers and counterparties, and a general increase in the nonpayment and nonperformance by our customers could have an adverse effect on our financial condition and results of operations.

        Risks of nonpayment and nonperformance by our customers are a major concern in our business. We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any increase in the nonpayment and nonperformance by our customers could reduce our ability to make distributions to our unitholders and interest and principal payments on the notes.

We may not be able to retain existing customers or acquire new customers, which would reduce our revenues and limit our future profitability.

        The renewal or replacement of existing contracts with our customers at rates sufficient to maintain current revenues and cash flows depends on a number of factors beyond our control, including competition from other pipelines, and the price of, and demand for, natural gas in the markets we serve.

        For the year ended December 31, 2003, approximately 58.0% of our sales of gas which were transported using our physical facilities were to industrial end-users and utilities. As a consequence of the increase in competition in the industry and volatility of natural gas prices, end-users and utilities are reluctant to enter into long-term purchase contracts. Many end-users purchase natural gas from more than one natural gas company and have the ability to change providers at any time. Some of these end-users also have the ability to switch between gas and alternate fuels in response to relative price fluctuations in the market. Because there are numerous companies of greatly varying size and financial capacity that compete with us in the marketing of natural gas, we often compete in the end-user and utilities markets primarily on the basis of price. The inability of our management to renew or replace our current contracts as they expire and to respond appropriately to changing market conditions could have a negative effect on our profitability.

We depend on certain key customers, and the loss of any of our key customers could adversely affect our financial results.

        We derive a significant portion of our revenues from contracts with a subsidiary of Kinder Morgan Inc. To the extent that this and other customers may reduce volumes of natural gas purchased under existing contracts, we would be adversely affected unless we were able to make comparably profitable arrangements with other customers. Sales to the subsidiary of Kinder Morgan Inc. accounted for 20.5% of our revenues during 2003, 27.5% of our revenues during 2002 and 23.9% of our revenues during 2001. Our primary contract with Kinder Morgan Inc. expires in March 2006. Our agreements with our key customers provide for minimum volumes of natural gas that each customer must purchase until the expiration of the term of the applicable agreement, subject to certain force majeure provisions. Our customers may default on their obligations to purchase the minimum volumes required under the applicable agreements.

We have a limited combined operating history.

        Because we have grown rapidly, we have a limited operating history for most of our operations to which you may look to evaluate our performance. As a result, the historical and pro forma information may not give you an accurate indication of what our actual results would have been if the acquisitions had been completed at the beginning of the periods presented or of what our future results of operations are likely to be.

Growing our business by constructing new pipelines and processing and treating facilities subjects us to construction risks and risks associated with regional natural gas production forecasts.

        One of the ways we intend to grow our business is through the construction of additions to our existing gathering systems and construction of new gathering, processing and treating facilities. The construction of gathering, processing and treating facilities requires the expenditure of significant amounts of capital, which may exceed our expectations. Generally, we may have only limited natural gas supplies committed to these facilities prior to their construction. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which anticipated production growth does not materialize. We may also rely on estimates of proved reserves in our decision to construct new pipelines and facilities, which may prove to be inaccurate because there are numerous uncertainties inherent in estimating quantities of proved reserves. As a result, new facilities may not be able to attract enough natural gas to achieve our expected investment return, which could adversely affect our results of operations and financial condition.

Our business involves many hazards and operational risks, some of which may not be fully covered by insurance.

        Our operations are subject to the many hazards inherent in the gathering, compressing, treating and processing of natural gas and storage of residue gas, including:

  •
  damage to pipelines, related equipment and surrounding properties caused by hurricanes, floods, fires and other natural disasters and acts of terrorism;

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  inadvertent damage from construction and farm equipment;

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  leaks of natural gas, NGLs and other hydrocarbons; and

  •
  fires and explosions.

        These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our related operations. Our operations are concentrated in the Texas, Louisiana and Mississippi Gulf Coast, and a natural disaster or other hazard affecting this region could have a material adverse effect on our operations. We are not fully insured against all risks incident to our business. In accordance with typical industry practice, we do not have any property insurance on any of our underground pipeline systems that would cover damage to the pipelines. We are not insured against all environmental accidents that might occur, other than those considered to be sudden and accidental. Our business interruption insurance covers only our Gregory processing plant. If a significant accident or event occurs that is not fully insured, it could adversely affect our operations and financial condition.

The threat of terrorist attacks has resulted in increased costs, and future war or risk of war may adversely impact our results of operations and our ability to raise capital.

        Terrorist attacks or the threat of terrorist attacks cause instability in the global financial markets and other industries, including the energy industry. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, and the possibility that infrastructure facilities, including pipelines, production facilities, and transmission and distribution facilities, could be direct targets, or indirect casualties, of an act of terror. Instability in the financial markets as a result of terrorism, the war in Iraq or future developments could also affect our ability to raise capital.

        Changes in the insurance markets attributable to the threat of terrorist attacks have made certain types of insurance more difficult for us to obtain. Our insurance policies now generally exclude acts of terrorism. Such insurance is not available at what we believe to be acceptable pricing levels. A lower level of economic activity could also result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Federal, state or local regulatory measures could adversely affect our business.

        While the Federal Energy Regulatory Commission, or FERC, generally does not regulate any of our operations, directly or indirectly, it influences certain aspects of our business and the market for our products. As a raw natural gas gatherer, we generally are exempt from FERC regulation under the Natural Gas Act of 1938, or NGA, but FERC regulation still significantly affects our business. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, we cannot assure you that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity.

        Some of our intrastate natural gas transmission pipelines are subject to regulation as a common carrier and as a gas utility by the Texas Railroad Commission, or TRRC. The TRRC's jurisdiction extends to both rates and pipeline safety. The rates we charge for transportation services are deemed just and reasonable under Texas law unless challenged in a complaint. Should a complaint be filed or should regulation become more active, our business may be adversely affected.

        Other state and local regulations also affect our business. We are subject to ratable take and common purchaser statutes in the states where we operate. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes have the effect of restricting our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas. Federal law leaves any economic regulation of natural gas gathering to the states, and some of the states in which we operate have adopted complaint-based or other limited economic regulation of natural gas gathering activities. States in which we operate that have adopted some form of complaint-based regulation, like Oklahoma and Texas, generally allow natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering access and rate discrimination.

        The states in which we conduct operations administer federal pipeline safety standards under the Pipeline Safety Act of 1968. The "rural gathering exemption" under the Natural Gas Pipeline Safety Act of 1968 presently exempts substantial portions of our gathering facilities from jurisdiction under that statute, including those portions located outside of cities, towns, or any area designated as residential or commercial, such as a subdivision or shopping center. The "rural gathering exemption," however, may be restricted in the future, and it does not apply to our natural gas transmission pipelines. In response to recent pipeline accidents in other parts of the country, Congress and the Department of Transportation have passed or are considering heightened pipeline safety requirements.

        Compliance with pipeline integrity regulations issued by the TRRC, or those issued by the United States Department of Transportation, or DOT, in December of 2003 could result in substantial expenditures for testing, repairs and replacement. TRRC regulations require periodic testing of all intrastate pipelines meeting certain size and location requirements. Our costs relating to compliance with the required testing under the TRRC regulations were approximately $1.0 million in 2003 and we expect the costs for compliance with TRRC and DOT regulations to be between $2.4 million and $2.7 million in each of 2004 and 2005. If our pipelines fail to meet the safety standards mandated by the TRRC or the DOT regulations, then we may be required to repair or replace sections of such pipelines, the cost of which cannot be estimated at this time.

Our business involves hazardous substances and may be adversely affected by environmental regulation.

        Many of the operations and activities of our gathering systems, plants and other facilities are subject to significant federal, state and local environmental laws and regulations. These include, for example, laws and regulations that impose obligations related to air emissions and discharge of wastes from our facilities and the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or locations to which we have sent wastes for disposal. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Liability may be incurred without regard to fault for the remediation of contaminated areas. Private parties, including the owners of properties through which our gathering systems pass, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage.

        There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations, waste disposal practices and the prior use of natural gas flow meters containing mercury. In addition, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may incur material environmental costs and liabilities. Furthermore, our insurance may not provide sufficient coverage in the event an environmental claim is made against us.

        Our business may be adversely affected by increased costs due to stricter pollution control requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. New environmental regulations might adversely affect our products and activities, including processing, storage and transportation, as well as waste management and air emissions. Federal and state agencies could also impose additional safety requirements, any of which could affect our profitability.

Our use of derivative financial instruments has in the past and could in the future result in financial losses or reduce our income.

        We use over-the-counter price and basis swaps with other natural gas merchants and financial institutions, and we use futures and option contracts traded on the New York Mercantile Exchange. Use of these instruments is intended to reduce our exposure to short-term volatility in commodity prices. We could incur financial losses or fail to recognize the full value of a market opportunity as a result of volatility in the market values of the underlying commodities or if one of our counterparties fails to perform under a contract.

Due to our lack of asset diversification, adverse developments in our gathering, transmission, treating, processing and producer services businesses would reduce our ability to make distributions to our unitholders.

        We rely exclusively on the revenues generated from our gathering, transmission, treating, processing and producer services businesses, and as a result our financial condition depends upon prices of, and continued demand for, natural gas and NGLs. Due to our lack of asset diversification, an adverse development in one of these businesses would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.

Our success depends on key members of our management, the loss of whom could disrupt our business operations.

        We depend on the continued employment and performance of the officers of the general partner of our general partner and key operational personnel. The general partner of our general partner has entered into employment agreements with each of its executive officers. If any of these officers or other key personnel resign or become unable to continue in their present roles and are not adequately replaced, our business operations could be materially adversely affected. We do not maintain any "key man" life insurance for any officers.

Risks Inherent in an Investment in Us

Crosstex Energy, Inc. controls our general partner and as of June 1, 2004 owned a 54% limited partner interest in us. Our general partner has conflicts of interest and limited fiduciary responsibilities, which may permit our general partner to favor its own interests.

        As of June 1, 2004, CEI indirectly owned an aggregate limited partner interest of approximately 54% in us. In addition, CEI owns and controls our general partner. Due to its control of our general partner and the size of its limited partner interest in us, CEI effectively controls all limited partnership decisions, including any decisions related to the removal of our general partner. Conflicts of interest may arise in the future between CEI and its affiliates, including our general partner, on the one hand, and our partnership, on the other hand. As a result of these conflicts our general partner may favor its own interests and those of its affiliates over our interests. These conflicts include, among others, the following situations:

  Conflicts Relating to Control:

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  our partnership agreement limits our general partner's liability and reduces its fiduciary duties, while also restricting the remedies available to our unitholders for actions that might, without these limitations, constitute breaches of fiduciary duty by our general partner;

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  in resolving conflicts of interest, our general partner is allowed to take into account the interests of parties in addition to unitholders, which has the effect of limiting its fiduciary duties to the unitholders;

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  our general partner's affiliates may engage in limited competition with us;

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  our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates;

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  our general partner decides whether to retain separate counsel, accountants or others to perform services for us;

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  in some instances our general partner may cause us to borrow funds from affiliates of the general partner or from third parties in order to permit the payment of cash distributions, even if the purpose or effect of the borrowing is to make a distribution on our subordinated units or to make incentive distributions or hasten the expiration of the subordination period; and

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  our partnership agreement gives our general partner broad discretion in establishing financial reserves for the proper conduct of our business. These reserves also will affect the amount of cash available for distribution. Our general partner may establish reserves for distribution on our subordinated units, but only if those reserves will not prevent us from distributing the full minimum quarterly distribution, plus any arrearages, on the common units for the following four quarters.

  Conflicts Relating to Costs:

  •
  our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional limited partner interests and reserves, each of which can affect the amount of cash that is available for the payment of principal and interest on the notes;

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  our general partner determines which costs incurred by it and its affiliates are reimbursable by us; and

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  our general partner is not restricted from causing us to pay it or its affiliates for any services rendered on terms that are fair and reasonable to us or entering into additional contractual arrangements with any of these entities on our behalf.

Our unitholders have no right to elect our general partner or the directors of its general partner and have limited ability to remove our general partner.

        Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business, and therefore limited ability to influence management's decisions regarding our business. Unitholders did not elect our general partner or the board of directors of its general partner and have no right to elect our general partner or the board of directors of its general partner on an annual or other continuing basis.

        Furthermore, if unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. The general partner generally may not be removed except upon the vote of the holders of 66 2/3% of the outstanding units voting together as a single class.

        Because affiliates of the general partner controlled approximately 55% of all the units as of June 1, 2004, the general partner could not be removed without the consent of the general partner and its affiliates. Also, if the general partner is removed without cause during the subordination period and units held by the general partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically be converted into common units and any existing arrearages on the common units will be extinguished. A removal without cause would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units which would otherwise have continued until we had met certain distribution and performance tests.

        Cause is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as our general partner. Cause does not include, in most cases, charges of poor management of the business, so the removal of the general partner because of the unitholders' dissatisfaction with the general partner's performance in managing our partnership will most likely result in the termination of the subordination period.

        In addition, unitholders' voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of the general partner's general partner, cannot be voted on any matter. In addition, the partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

        As a result of these provisions, it will be more difficult for a third party to acquire our partnership without first negotiating such a purchase with our general partner and, as a result, you are less likely to receive a takeover premium.

Cost reimbursements due our general partner may be substantial and will reduce the cash available for distribution to you.

        Prior to making any distributions on the units, we reimburse our general partner and its affiliates, including officers and directors of our general partner, for all expenses they incur on our behalf. The reimbursement of expenses could adversely affect our ability to make distributions to our unitholders. Our general partner has sole discretion to determine the amount of these expenses. In addition, our general partner and its affiliates provide us with services for which we are charged reasonable fees as determined by our general partner in its sole discretion.

The control of our general partner may be transferred to a third party, and that third party could replace our current management team.

        The general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of the owner of the general partner from transferring its ownership interest in the general partner to a third party. The new owner of the general partner would then be in a position to replace the board of directors and officers of the general partner with its own choices and to control the decisions taken by the board of directors and officers.

Our general partner's absolute discretion in determining the level of cash reserves may adversely affect our ability to make cash distributions to our unitholders.

        Our partnership agreement requires our general partner to deduct from operating surplus cash reserves that in its reasonable discretion are necessary to fund our future operating expenditures. In addition, the partnership agreement permits our general partner to reduce available cash by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party or to provide funds for future distributions to partners. These cash reserves will affect the amount of cash available for distribution to our unitholders.

Our partnership agreement contains provisions which reduce the remedies available to unitholders for actions that might otherwise constitute a breach of fiduciary duty by our general partner.

        Our partnership agreement limits the liability and reduces the fiduciary duties of our general partner to the unitholders. The partnership agreement also restricts the remedies available to unitholders for actions that would otherwise constitute breaches of our general partner's fiduciary duties. If you choose to purchase a common unit, you will be treated as having consented to the various actions contemplated in the partnership agreement and conflicts of interest that might otherwise be considered a breach of fiduciary duties under applicable state law.

We may issue additional common units without your approval, which would dilute your ownership interests.

        During the subordination period, our general partner, without the approval of our unitholders, may cause us to issue up to 2,632,000 additional common units. Our general partner may also cause us to issue an unlimited number of additional common units or other equity securities of equal rank with the common units, without unitholder approval, in a number of circumstances such as:

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  the issuance of common units in connection with acquisitions that increase cash flow from operations per unit on a pro forma basis;

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  the conversion of subordinated units into common units;

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  the conversion of units of equal rank with the common units into common units under some circumstances;

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  the conversion of the general partner interest and the incentive distribution rights into common units as a result of the withdrawal of our general partner;

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  issuances of common units under our long-term incentive plan; or

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  issuances of common units to repay indebtedness, the cost of which to service is greater than the distribution obligations associated with the units issued in connection with the debt's retirement.

        The issuance of additional common units or other equity securities of equal or senior rank will have the following effects:

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  our unitholders' proportionate ownership interest in us will decrease;

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  the amount of cash available for distribution on each unit may decrease;

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  because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

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  the relative voting strength of each previously outstanding unit may be diminished; and

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  the market price of the common units may decline.

        After the end of the subordination period, we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders. Our partnership agreement does not give our unitholders the right to approve our issuance of equity securities ranking junior to the common units at any time.

Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

        If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may therefore not receive any return on your investment. You may also incur a tax liability upon a sale of your units. For additional information about the call right, please read "Description of Our Partnership Agreement—Limited Call Right."

You may not have limited liability if a court finds that unitholder action constitutes control of our business.

        You could be held liable for our obligations to the same extent as a general partner if a court determined that the right or the exercise of the right by our unitholders to remove or replace our general partner, to approve amendments to our partnership agreement, or to take other action under our partnership agreement constituted participation in the "control" of our business, to the extent that a person who has transacted business with the partnership reasonably believes, based on your conduct, that you are a general partner. Our general partner generally has unlimited liability for the obligations of the partnership, such as its debts and environmental liabilities, except for those contractual obligations of the partnership that are expressly made without recourse to our general partner. In addition, Section 17-607 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of that section may be liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we do business. Please read "Description of the Common Units—Limited Liability" for a discussion of the implications of the limitations on liability to a unitholder.

Risks Related to Debt Securities

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We have a holding company structure, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in our subsidiaries. As a result, our ability to make required payments on the debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit facilities and applicable state partnership laws and other laws and regulations. Pursuant to the credit facilities, we may be required to establish cash reserves for the future payment of principal and interest on the amounts outstanding under the credit facilities. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the debt securities, or to repurchase the debt securities upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the debt securities. We cannot assure you that we would be able to refinance the debt securities.

If we issue unsecured debt securities, your right to receive payments on the debt securities will be unsecured and will be effectively subordinated to our existing and future secured indebtedness and to indebtedness of any of our subsidiaries who do not guarantee the debt securities.

        Any unsecured debt securities, including any guarantees, issued by us, Crosstex Energy Services, L.P. or any Subsidiary Guarantors will be effectively subordinated to the claims of our secured creditors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or that of Crosstex Energy Services, L.P. or any Subsidiary Guarantors, their secured creditors would generally have the right to be paid in full before any distribution is made to the holders of the unsecured debt securities. Furthermore, if any of our subsidiaries do not guarantee the unsecured securities, these debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of those subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to the issuer of the unsecured debt securities or the holders of the unsecured debt securities.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the debt securities or to repay them at maturity.

        Unlike a corporation, our partnership agreement requires us to distribute on a quarterly basis, 100% of our available cash to our unitholders of record and our general partner. Available cash is generally all of our cash on hand at the end of each quarter, after payment of fees and expenses and the establishment of cash reserves by our general partner in its discretion. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnerships in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:

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  to provide for the proper conduct of our business and the businesses of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

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  to provide funds for distributions to our unitholders and our general partner from any one or more of the next four calendar quarters; or

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  to comply with applicable law or any of our loan or other agreements.

        Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any debt securities, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on any debt securities.

Tax Risks to Our Unitholders.

        You are urged to read "Material Tax Consequences" for a more complete discussion of the expected material federal income tax consequences of owning and disposing of common units.

The IRS could treat us as a corporation for tax purposes, which would substantially reduce the cash available for distribution to our unitholders.

        The anticipated after-tax economic benefit of an investment in us depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.

        If we were treated as a corporation for federal income tax purposes, we would pay tax on our income at corporate rates of up to 35% (under the law as of the date of this prospectus) and we would probably pay state income taxes as well. In addition, distributions to unitholders would generally be taxed again as corporate distributions and none of our income, gains, losses, or deductions would flow through to unitholders. Because a tax would be imposed upon us as a corporation, the cash available for distribution to unitholders would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to the unitholders and thus would likely result in a material reduction in the value of the common units.

        A change in current law or a change in our business could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. Our partnership agreement provides that, if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state, or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts will be decreased to reflect the impact of that law on us.

A successful IRS contest of the federal income tax positions we take may adversely impact the market for our common units and the costs of any contest will be borne by us and, therefore, indirectly by our unitholders and our general partner.

        We have not requested any ruling from the IRS with respect to any matter affecting us. The IRS may adopt positions that differ from our counsel's conclusions expressed in this prospectus or from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel's conclusions or the positions we take. A court may not agree with all of our counsel's conclusions or the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the prices at which common units trade. In addition, our costs of any contest with the IRS will be borne by us and therefore indirectly by our unitholders and our general partner since such costs will reduce the amount of cash available for distribution by us.

Unitholders may be required to pay taxes on income from us even if they do not receive any cash distributions from us.

        Unitholders will be required to pay federal income taxes and, in some cases, state, local, and foreign income taxes on their share of our taxable income even if they do not receive cash distributions from us. Unitholders may not receive cash distributions equal to their share of our taxable income or even the tax liability that results from that income.

Tax gain or loss on the disposition of our common units could be different than expected.

        Unitholders who sell common units will recognize gain or loss equal to the difference between the amount realized and their tax basis in those common units. Prior distributions in excess of the total net taxable income allocated for a common unit, which decreased the tax basis in that common unit, will, in effect, become taxable income to the unitholder if the common unit is sold at a price greater than the tax basis in that common unit, even if the price received is less than the original cost. A substantial portion of the amount realized, whether or not representing gain, will likely be ordinary income to the unitholder. Should the IRS successfully contest some positions we take, unitholders could recognize more gain on the sale of units than would be the case under those positions, without the benefit of decreased income in prior years. In addition, unitholders who sell units may incur a tax liability in excess of the amount of cash they receive from the sale.

Recent changes in federal income tax law could affect the value of our common units.

        On May 28, 2003, the Jobs and Growth Tax Relief Reconciliation Act of 2003 was signed into law, which generally reduces the maximum tax rate applicable to corporate dividends to 15%. This reduction could materially affect the value of our common units in relation to alternative investments in corporate stock, as investments in corporate stock may be more attractive to individual investors thereby exerting downward pressure on the market price of our common units.

Tax-exempt entities, regulated investment companies, and foreign persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

        Investment in common units by tax-exempt entities, such as individual retirement accounts (known as IRAs), regulated investment companies (known as mutual funds) and non-U.S. persons, raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business income and will be taxable to them. Very little of our income will be qualifying income to a regulated investment company or mutual fund. Distributions to non-U.S. persons will be reduced by withholding taxes, at the highest effective tax rate applicable to individuals, and non-U.S. persons will be required to file federal income tax returns and generally pay tax on their share of our taxable income.

We are registered as a tax shelter. This may increase the risk of an IRS audit of us or a unitholder.

        We are registered with the IRS as a "tax shelter." Our tax shelter registration number is 02337000008. As a result, we may be audited by the IRS and tax adjustments could be made. Any unitholder owning less than a 1% profits interest in us has very limited rights to participate in the income tax audit process. Further, any adjustments in our tax returns will lead to adjustments in our unitholders' tax returns and may lead to audits of unitholders' tax returns and adjustments of items unrelated to us. Unitholders will bear the cost of any expense incurred in connection with an examination of their personal tax return and will indirectly bear a portion of the cost of an audit of us since our cash available for distribution would be reduced in such a case.

We will determine the tax benefits that are available to an owner of units without regard to the units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        Because we cannot match transferors and transferees of common units and because of other reasons, we will take depreciation and amortization positions that may not conform to all aspects of the Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to unitholders. It also could affect the timing of these tax benefits or the amount of gain from the sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to the tax returns of unitholders.

As a result of investing in our common units, unitholders will likely be subject to state and local taxes and return filing requirements in jurisdictions where they do not live.

        In addition to federal income taxes, unitholders will likely be subject to other taxes such as state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. Unitholders will likely be required to file state, local and foreign income tax returns and pay state, local and foreign income taxes in some or all of the various jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. We own property or conduct business in Texas, Oklahoma, Louisiana, New Mexico, Arkansas, Mississippi and Alabama. Oklahoma, Louisiana, New Mexico, Arkansas, Mississippi and Alabama impose an income tax, generally. Texas does not impose a state income tax on individuals, but does impose a franchise tax on limited liability companies and corporations in certain circumstances. Texas does not impose a franchise tax on partnerships at this time. We may do business or own property in other states or foreign countries in the future. It is the responsibility of each unitholder to file all federal, state, local, and foreign tax returns. Our counsel has not rendered an opinion on the state, local, or foreign tax consequences of owning our common units.

FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "may," "will," "anticipate," "believe," "expect," "estimate," "intend," "project" and other similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        These forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

        Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under "Risk Factors" beginning on page 3, and elsewhere in this prospectus.

        You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest, you should be aware that the occurrence of any of the events described in "Risk Factors" beginning on page 3 and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition. We disclaim any obligation to announce publicly the result of any revision to any of the forward-looking information to reflect future events or developments.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratio of earnings to fixed charges for us and our predecessor for each of the periods indicated:

	Predecessor			Historical
	Year Ended December 31,		Four Months Ended April 30,	Eight Months Ended December 31,		Year Ended December 31,					Three Months Ended March 31,
	1999		2000	2000		2001	2002		2003		2004
Ratio of Earnings to Fixed Charge	1.8	x	—	4.1	x	—	1.7	x	5.5	x	5.9	x

        For purposes of calculating the ratios of earnings to fixed charges:

  •
  "earnings" represent net income before adjustment for minority interest in subsidiary plus fixed charges less minority interest in the income of subsidiaries that have not incurred fixed charges; and

  •
  "fixed charges" represent interest expense, which includes the amortization of capitalized expenses relating to indebtedness.

        For the four months ended April 30, 2000 and the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $7.6 million and $1.7 million, respectively.

DESCRIPTION OF THE DEBT SECURITIES

        Crosstex Energy, L.P. may issue senior debt securities under an indenture among Crosstex Energy, L.P., as issuer, the Subsidiary Guarantors, if any, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the Crosstex Energy senior indenture. Crosstex Energy, L.P. may also issue subordinated debt securities under an indenture to be entered into among Crosstex Energy, L.P., the Subsidiary Guarantors, if any, and the trustee. We refer to this indenture as the Crosstex Energy subordinated indenture.

        Crosstex Energy Services, L.P. may issue senior debt securities under an indenture among Crosstex Energy Services, L.P., as issuer, Crosstex Energy, L.P., as Guarantor, the Subsidiary Guarantors, if any, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the Crosstex Energy Services senior indenture. Crosstex Energy Services, L.P. may also issue subordinated debt securities under an indenture to be entered into among Crosstex Energy Services, L.P., the Guarantor, the Subsidiary Guarantors, if any, and the trustee. We refer to this indenture as the Crosstex Energy Services subordinated indenture.

        We refer to the Crosstex Energy senior indenture, the Crosstex Energy Services senior indenture, the Crosstex Energy subordinated indenture and the Crosstex Energy Services subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of senior indentures and the form of subordinated indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

        Unless the context otherwise requires, references in this "Description of the Debt Securities" to "we," "us" and "our" mean Crosstex Energy, L.P. and Crosstex Energy Services, L.P. and references in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

Provisions Applicable to Each Indenture

        General.    Any series of debt securities:

  •
  will be general obligations of the issuer;

  •
  will be general obligations of the Guarantor if they are guaranteed by the Guarantor;

  •
  will be general obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

  •
  may be subordinated to the Senior Indebtedness of Crosstex Energy, L.P., Crosstex Energy Services, L.P. and the Subsidiary Guarantors.

        The indentures do not limit the amount of debt securities that may be issued under any indenture, and do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        No indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner's general partner, accompanied by an officers' certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the form and title of the debt securities of that series;

  •
  the total principal amount of the debt securities of that series;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

  •
  any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  any right to extend or defer the interest payment periods and the duration of the extension;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  whether debt securities are entitled to the benefits of any guarantee of any Subsidiary Guarantor;

  •
  the place or places where payments on the debt securities of that series will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for our other securities or securities of any other entity;

  •
  any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities of that series.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Guarantee of Crosstex Energy, L.P.    Crosstex Energy, L.P. will fully, irrevocably and unconditionally guarantee on an unsecured basis all series of debt securities of Crosstex Energy Services, L.P., and will execute a notation of guarantee as further evidence of its guarantee. As used in this prospectus, the term "Guarantor" means Crosstex Energy, L.P. in its role as guarantor of the debt securities of Crosstex Energy Services, L.P. The applicable prospectus supplement will describe the terms of any guarantee by Crosstex Energy, L.P.

        If a series of senior debt securities of Crosstex Energy Services, L.P. is so guaranteed, Crosstex Energy, L.P.'s guarantee of the senior debt securities will be Crosstex Energy, L.P.'s unsecured and unsubordinated general obligation, and will rank on a parity with all of Crosstex Energy, L.P.'s other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of Crosstex Energy Services, L.P. is so guaranteed, Crosstex Energy, L.P.'s guarantee of the subordinated debt securities will be Crosstex Energy, L.P.'s unsecured general obligation and will be subordinated to all of Crosstex Energy, L.P.'s other unsecured and unsubordinated indebtedness.

        The Subsidiary Guarantees.    The Subsidiary Guarantors may fully, irrevocably and unconditionally guarantee on an unsecured basis all series of debt securities of Crosstex Energy, L.P. or Crosstex Energy Services, L.P., and will execute a notation of guarantee as further evidence of their guarantee. The term "Subsidiary Guarantors" means Crosstex LIG, LLC, Crosstex Tuscaloosa, LLC, Crosstex LIG Liquids, LLC, Crosstex Treating Services, L.P., Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering, Ltd., Crosstex CCNG Processing, Ltd., Crosstex CCNG Marketing, Ltd., Crosstex CCNG Transmission, Ltd., Crosstex Acquisition Management, L.P., Crosstex Mississippi Pipeline, L.P., Crosstex Seminole Gas, L.P., Crosstex Alabama Gathering System, L.P. and Crosstex Mississippi Industrial Gas Sales, L.P. and also includes Crosstex Energy Services, L.P. when discussing subsidiary guarantees of the debt securities of Crosstex Energy, L.P. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

        If a series of senior debt securities of Crosstex Energy, L.P. or Crosstex Energy Services, L.P. is so guaranteed, the Subsidiary Guarantors' guarantee of the senior debt securities will be the Subsidiary Guarantors' unsecured and unsubordinated general obligation, and will rank on a parity with all of the Subsidiary Guarantors' other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of Crosstex Energy, L.P. or Crosstex Energy Services, L.P. is so guaranteed, the Subsidiary Guarantors' guarantee of the subordinated debt securities will be the Subsidiary Guarantors' unsecured general obligation and will be subordinated to all of the Subsidiary Guarantors' other unsecured and unsubordinated indebtedness.

        The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Subsidiary Guarantor; and

  •
  any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

        The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in "—Defeasance," then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

  •
  automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

  •
  following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money for a purchase money obligation or for a guarantee of either, except for any series of debt securities.

        Consolidation, Merger and Sale of Assets.    The indentures generally permit a consolidation or merger involving Crosstex Energy, L.P., Crosstex Energy Services, L.P. or the Subsidiary Guarantors. They also permit Crosstex Energy, L.P., Crosstex Energy Services, L.P. or the Subsidiary Guarantors, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of Crosstex Energy, L.P., Crosstex Energy Services, L.P. and the Subsidiary Guarantors has agreed, however, that it will not consolidate with or merge into any entity (other than Crosstex Energy, L.P., Crosstex Energy Services, L.P. or a Subsidiary Guarantor, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than Crosstex Energy, L.P., Crosstex Energy Services, L.P. or a Subsidiary Guarantor, as applicable) unless:

  •
  it is the continuing entity; or

  •
  if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures; and

  •
  in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

        Upon any such consolidation, merger or asset lease, transfer or disposition involving Crosstex Energy, L.P., Crosstex Energy Services, L.P. or the Subsidiary Guarantors, the resulting entity or transferee will be substituted for Crosstex Energy, L.P., Crosstex Energy Services, L.P. or the Subsidiary Guarantors, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, Crosstex Energy, L.P. or the Subsidiary Guarantors, as applicable, will be released from the applicable indenture.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest on that series of debt securities when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantors, by such Guarantor or Subsidiary Guarantor, to comply for 60 days with the other agreements contained in the indentures, any supplement to the indentures or any board resolution authorizing the issuance of that series after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantor, of the Guarantor and/or any such Subsidiary Guarantor;

  •
  if the series of debt securities is guaranteed by the Guarantor and/or any Subsidiary Guarantor:

  •
  any of the guarantees ceases to be in full force and effect, except as otherwise provided in the indentures;

  •
  any of the guarantees is declared null and void in a judicial proceeding; or

  •
  the Guarantor or any Subsidiary Guarantor denies or disaffirms its obligations under the indentures or its guarantee; and

  •
  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; and

  •
  exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

        The issuer is required to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

  •
  waive a continuing default or event of default regarding any payment on the debt securities; or

  •
  release the Guarantor, or any Subsidiary Guarantor, or modify the guarantee of the Guarantor or any Subsidiary Guarantor in any manner adverse to the holders.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the issuer's obligations under the indentures by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indentures, the related guarantees;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuer has under the indentures;

  •
  to add events of default with respect to any debt securities; and

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities and, if applicable, guarantees of the payments will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        No Personal Liability of General Partner.    Crosstex Energy GP, L.P., our general partner, and Crosstex Energy GP, LLC, the general partner of our general partner, and their directors, officers, employees, incorporators and partners, in such capacity, will not be liable for the obligations of Crosstex Energy, L.P., Crosstex Energy Services, L.P. or any Subsidiary Guarantor under the debt securities, the indentures or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of Crosstex Energy GP, L.P. and Crosstex Energy GP, LLC and their directors, officers, employees, incorporators and partners. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    We may appoint a separate trustee for any series of debt securities. We use the term "trustee" to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agents.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to the Crosstex Energy and Crosstex Energy Services Subordinated Indentures

        Subordination.    Debt securities of a series may be subordinated to the issuer's "Senior Indebtedness," which is defined generally to include any obligation created or assumed by the issuer (or, if the series is guaranteed, the Guarantor and any Subsidiary Guarantors) for the repayment of borrowed money, any purchase money obligation created or assumed by the issuer, and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or any Subsidiary Guarantor), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or any Subsidiary Guarantor). Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indentures and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of the Guarantor or any Subsidiary Guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of the issuer or, if applicable, the Guarantor or a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors' assets, to creditors:

  •
  upon a liquidation or dissolution of the issuer or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

  •
  in a bankruptcy, receivership or similar proceeding relating to the issuer or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If the issuer does not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the issuer may not:

  •
  make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

  •
  make any deposit for the purpose of defeasance of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuer may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case,

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  the issuer and the trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

        Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $100.0 million; and

  •
  any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the issuer may not pay the subordinated debt securities for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the issuer and the trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the person or persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which anyone or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

DESCRIPTION OF THE COMMON UNITS

        The common units represent limited partner interests in Crosstex Energy, L.P. that entitle the holders to participate in our cash distributions and to exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units, holders of subordinated units and our general partner in and to partnership distributions, together with a description of the circumstances under which subordinated units convert into common units, see "Cash Distributions" in this prospectus. For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see "Material Tax Considerations." References in the "Description of Common Units" to "we," "us" and "our" mean Crosstex Energy, L.P.

        Our outstanding common units are quoted on the Nasdaq National Market under the symbol "XTEX."

        American Stock Transfer & Trust Company serves as registrar and transfer agent for our common units.

Status as Limited Partner or Assignee

        Except as described under "—Limited Liability," the common units will be fully paid, and the unitholders will not be required to make additional capital contributions to us.

Transfer of Common Units

        Each purchaser of common units offered by this prospectus must execute a transfer application. By executing and delivering a transfer application, the purchaser of common units:

  •
  becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner in our partnership;

  •
  agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

  •
  represents that the transferee has the capacity, power and authority to enter into the partnership agreement;

  •
  grants powers of attorney to officers of our general partner and any liquidator of us as specified in the partnership agreement; and

  •
  makes the consents and waivers contained in the partnership agreement.

        An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

        A transferee's broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

  •
  the right to assign the common unit to a purchaser or transferee; and

  •
  the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

        Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

  •
  will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application; and

  •
  may not receive some federal income tax information or reports furnished to record holders of common units.

        The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Limited Liability Company Act, or Delaware Act, and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Our subsidiaries conduct business in seven states. Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in the operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "Description of Our Partnership Agreement—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as the partnership agreement otherwise provides, subordinated units will vote together with common units as a single class.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the partnership agreement will be delivered to the record holder by us or by the transfer agent.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

        The partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

  •
  a current list of the name and last known address of each partner;

  •
  a copy of our tax returns;

  •
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  •
  copies of the partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is included as an exhibit to the registration statement of which this prospectus constitutes a part.

        We summarize the following provisions of the partnership agreement elsewhere in this prospectus:

  •
  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units";

  •
  with regard to limited liability of limited partners, please read "Description of the Common Units—Limited Liability";

  •
  with regard to meetings and voting, please read "Description of the Common Units—Meetings; Voting";

  •
  with regards to the rights of unitholders regarding our books and reports, please read "Description of the Common Units—Books and Reports";

  •
  with regard to distributions of available cash, please read "Cash Distribution Policy;" and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Tax Consequences."

Organization and Duration

        We were organized on July 12, 2002 and will have a perpetual existence except as provided below under "—Termination and Dissolution."

Purpose

        Our purpose under the partnership agreement is limited to serving as the limited partner of the operating partnership and engaging in any business activities that may be engaged in by the operating partnership or that are approved by our general partner. The partnership agreement of the operating partnership provides that the operating partnership may, directly or indirectly, engage in:

  •
  its operations as conducted immediately before our initial public offering;

  •
  any other activity approved by the general partner but only to the extent that the general partner reasonably determines that, as of the date of the acquisition or commencement of the activity, the activity generates "qualifying income" as this term is defined in Section 7704 of the Internal Revenue Code; or

  •
  any activity that enhances the operations of an activity that is described in either of the two preceding clauses or any other activity provided such activity does not affect our treatment as a partnership for Federal income tax purposes.

        Although our general partner has the ability to cause us, the operating partnership or its subsidiaries to engage in activities other than gathering, transmission, treating, processing and marketing of natural gas, our general partner has no current plans to do so. Our general partner is authorized in general to perform all acts deemed necessary to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, the partnership agreement.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described under "Description of the Common Units—Limited Liability."

Voting Rights

        The following matters require the unitholder vote specified below. Certain significant decisions require approval by a "unit majority" of the common units. We define "unit majority" as:

  •
  during the subordination period, at least a majority of the outstanding common units, excluding common units owned by the general partner and its affiliates, voting as a class and at least a majority of the outstanding subordinated units voting as a class; and

  •
  thereafter, at least a majority of the outstanding common units.

Matter	Vote Requirement
Issuance of additional common units or units of equal rank with the common units during the subordination period	Unit majority, with certain exceptions described under "—Issuance of Additional Securities."
Issuance of units senior to the common units during the subordination period	Unit majority.
Issuance of units junior to the common units during the subordination period	No approval right.
Issuance of additional units after the subordination period	No approval right.
Amendment of the partnership agreement
Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Partnership Agreement."
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. See "—Merger, Sale or Other Disposition of Assets."
Amendment of the operating partnership agreement and other action taken by us as a limited partner of the operating partnership
Unit majority if such amendment or other action would adversely affect our limited partners (or any particular class of limited partners) in any material respect. See "—Action Relating to the Operating Partnership."
Dissolution of our partnership	Unit majority. See "—Termination and Dissolution."
Reconstitution of our partnership upon dissolution	Unit majority. See " —Termination and Dissolution."
Withdrawal of the general partner
The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in most circumstances for the withdrawal of the general partner prior to December 31, 2012 in a manner which would cause a dissolution of our partnership. See "—Withdrawal or Removal of our General Partner."
Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. See "—Withdrawal or Removal of our General Partner."

Transfer of the general partner interest
Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all our substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2012. See "—Transfer of General Partner Interests."
Transfer of incentive distribution rights
Except for transfers to an affiliate or another person as part of the general partner's merger or consolidation with or into, or sale of all or substantially all of its assets to or sale of all or substantially all its equity interests to such person, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2012. See "—Transfer of Incentive Distribution Rights."
Transfer of ownership interests in the general partner	No approval required at any time. See "—Transfer of Ownership Interests in our General Partner."

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of the unitholders. During the subordination period, however, except as we discuss in the following paragraph, we may not issue equity securities ranking senior to the common units or an aggregate of more than 2,633,000 additional common units or units on a parity with the common units, in each case, without the approval of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes.

        During or after the subordination period, we may issue an unlimited number of common units without the approval of unitholders as follows:

  •
  upon conversion of the subordinated units into common units;

  •
  upon conversion of units of equal rank with the common units under some circumstances;

  •
  under employee benefit plans;

  •
  upon conversion of the general partner interest and incentive distribution rights as a result of a withdrawal of our general partner;

  •
  in the event of a combination or subdivision of common units;

  •
  in connection with an acquisition or a capital improvement that increases cash flow from operations per unit on a pro forma basis; or

  •
  if the proceeds of the issuance are used exclusively to repay indebtedness the cost of which to service is greater than the distribution obligations associated with the units issued in connection with its retirement.

        It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities interests that, in the sole discretion of our general partner, have special voting rights to which the common units are not entitled.

        Upon the issuance of additional partnership securities, our general partner will be required to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

        General.    Amendments to the partnership agreement may be proposed only by or with the consent of our general partner, which consent may be given or withheld in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as we describe below, an amendment must be approved by a unit majority.

        Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld in its sole discretion;

  •
  change the term of our partnership;

  •
  provide that our partnership is not dissolved upon an election to dissolve our partnership by our general partner that is approved by a unit majority; or

  •
  give any person the right to dissolve our partnership other than our general partner's right to dissolve our partnership with the approval of a unit majority.

        The provision of the partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class.

        No Unitholder Approval.    Our general partner may generally make amendments to the partnership agreement without the approval of any limited partner or assignee to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement;

  •
  a change that, in the sole discretion of our general partner, is necessary or advisable for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, the operating partnership nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  subject to the limitations on the issuance of additional partnership securities described above, an amendment that in the discretion of our general partner is necessary or advisable for the authorization of additional partnership securities or rights to acquire partnership securities;

  •
  any amendment expressly permitted in the partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

  •
  any amendment that, in the discretion of our general partner, is necessary or advisable for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

  •
  a change in our fiscal year or taxable year and related changes; or

  •
  any other amendments substantially similar to any of the matters described in the preceding clauses.

        In addition, our general partner may make amendments to the partnership agreement without the approval of any limited partner or assignee if those amendments, in the discretion of our general partner:

  •
  do not adversely affect the limited partners (or any particular class of limited partners as compared to other classes of limited partners) in any material respect;

  •
  are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading, compliance with any of which our general partner deems to be in our best interest and the best interest of our limited partners;

  •
  are necessary or advisable for any action taken by our general partner relating to splits or combinations of units under the provisions of the partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes if one of the amendments described above under "—No Unitholder Approval" should occur. No other amendments to the partnership agreement will become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners or cause us, the operating partnership or its subsidiaries to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously taxed as such).

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

Action Relating to the Operating Partnership

        Without the approval of holders of units representing a unit majority, our general partner is prohibited from consenting on our behalf, as the limited partner of the operating partnership, to any amendment to the partnership agreement of the operating partnership or taking any action on our behalf permitted to be taken by a limited partner of the operating partnership, in each case that would adversely affect our limited partners (or any particular class of limited partners as compared to other classes of limited partners) in any material respect.

Merger, Sale or Other Disposition of Assets

        The partnership agreement generally prohibits our general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries as a whole. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

        If conditions specified in the partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to change our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under the partnership agreement. We will dissolve upon:

  •
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  •
  the sale, exchange or other disposition of all or substantially all of our assets and properties and our subsidiaries;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the last clause, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may also elect, within specific time limitations, to reconstitute us and continue our business on the same terms and conditions described in the partnership agreement by forming a new limited partnership on terms identical to those in the partnership agreement and having as general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership, the reconstituted limited partnership nor the operating partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in "Cash Distribution Policy—Distributions of Cash upon Liquidation." The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2012 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2012 our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Interests" below.

        Upon the withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 180 days after that withdrawal, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution" above.

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of the general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal.

        The partnership agreement also provides that if Crosstex Energy GP, L.P. is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  the subordination period will end and each outstanding subordinated unit will immediately convert into one common unit;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at the time.

        In the event of removal of the general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

        Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of General Partner Interests

        Except for transfer by our general partner of all, but not less than all, of its general partner interest in us and the operating partnership to:

  •
  an affiliate of the general partner (other than an individual); or

  •
  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in us and the operating partnership to another entity prior to December 31, 2012 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates. As a condition of this transfer, the transferee must assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Transfer of Ownership Interests in our General Partner

        At any time, the partners of our general partner may sell or transfer all or part of their partnership interests in the general partner without the approval of the unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder of incentive distribution rights may transfer its incentive distribution rights to an affiliate or to another person as part of its merger or consolidation with or into, or sale of all or substantially all of its assets, or sale of substantially all of its equity interests to, that person without the prior approval of the unitholders; but, in each case, the transferee must agree to be bound by the provisions of the partnership agreement. Prior to December 31, 2012, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units (excluding common units held by the general partner or its affiliates). On or after December 31, 2012, the incentive distribution rights will be freely transferable.

Change of Management Provisions

        The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Crosstex Energy GP, L.P. as our general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those partnership securities; and

  •
  the current market price as of the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Tax Consequences—Disposition of Common Units."

Status as Limited Partner or Assignee

        Except as described above under "Description of the Common Units—Limited Liability" the common units will be fully paid, and unitholders will not be required to make additional contributions.

        An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee that has not become a substitute limited partner at the written direction of the assignee. Please read "Description of the Common Units—Meetings; Voting". Transferees that do not execute and deliver a transfer application will be treated neither as assignees nor as record holders of common units, and will not receive cash distributions, federal income tax allocations or reports furnished to holders of common units. Please read "Description of the Common Units—Transfer of Common Units".

Non-citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a member, partner, officer, director, employee, agent, fiduciary or trustee of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Registration Rights

        Under the partnership agreement, we have agreed to register for resale under the Securities Act of 1933 and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Crosstex Energy GP, L.P. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

        References in this "Cash Distribution Policy" to "we," "us" and "our" mean Crosstex Energy, L.P.

        General.    Within approximately 45 days after the end of each quarter, we will distribute all of our available cash to unitholders of record on the applicable record date.

        Definition of Available Cash.    Available Cash means, for any quarter ending prior to liquidation:

  •
  the sum of

  •
  all cash and cash equivalents of Crosstex Energy, L.P. and its subsidiaries on hand at the end of that quarter; and

  •
  all additional cash and cash equivalents of Crosstex Energy, L.P. and its subsidiaries on hand on the date of determination of available cash for that quarter resulting from working capital borrowings made after the end of that quarter;

  •
  less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to

  •
  provide for the proper conduct of the business of Crosstex Energy, L.P. and its subsidiaries (including reserves for future capital expenditures and for future credit needs of Crosstex Energy, L.P. and its subsidiaries) after that quarter;

  •
  comply with applicable law or any debt instrument or other agreement or obligation to which Crosstex Energy, L.P. or any of its subsidiaries is a party or its assets are subject; and

  •
  provide funds for minimum quarterly distributions and cumulative common unit arrearages for any one or more of the next four quarters;

provided, however, that the general partner may not establish cash reserves for distributions to the subordinated units unless the general partner has determined that, in its judgment, the establishment of reserves will not prevent Crosstex Energy, L.P. from distributing the minimum quarterly distribution on all common units and any cumulative common unit arrearages thereon for the next four quarters; and

provided, further, that disbursements made by Crosstex Energy, L.P. or any of its subsidiaries or cash reserves established, increased or reduced after the end of that quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that quarter if the general partner so determines.

        Minimum Quarterly Distribution.    Common units are entitled to receive distributions from operating surplus of $0.25 per quarter, or $1.00 on an annualized basis, before any distributions are paid on our subordinated units. There is no guarantee that we will pay the minimum quarterly distribution on the common units in any quarter, and we will be prohibited from making any distributions to unitholders if it would cause a default or an event of default under our bank credit facility or the senior secured notes.

Operating Surplus and Capital Surplus

        General.    All cash distributed to unitholders will be characterized either as "operating surplus" or "capital surplus." We distribute available cash from operating surplus differently than available cash from capital surplus.

        Definition of Operating Surplus.    We define operating surplus in the glossary, and for any period it generally means:

  •
  our cash balance of $7.2 million at the closing of our initial public offering; plus

  •
  $8.9 million (as described below); plus

  •
  all of our cash receipts since the initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

  •
  working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

  •
  all of our operating expenditures since the initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures, and less

  •
  the amount of cash reserves that the general partner deems necessary or advisable to provide funds for future operating expenditures.

        As reflected above, our definition of operating surplus includes $8.9 million in addition to our cash balance of $7.2 million at the closing of our initial public offering, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand at closing that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $8.9 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus.

        Definition of Capital Surplus.    We also define capital surplus in the glossary, and it will generally be generated only by:

  •
  borrowings other than working capital borrowings;

  •
  sales of debt and equity securities; and

  •
  sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

        Characterization of Cash Distributions.    We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. While we do not anticipate that we will make any distributions from capital surplus in the near term, we may determine that the sale or disposition of an asset or business owned or acquired by us may be beneficial to our unitholders. If we distribute to you the equity we own in a subsidiary or the proceeds from the sale of one of our businesses, such a distribution would be characterized as a distribution from capital surplus.

Subordination Period

        General.    During the subordination period, which we define below and in the glossary, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.25 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units.

        Definition of Subordination Period.    We define the subordination period in the glossary. The subordination period will extend until the first day of any quarter beginning after December 31, 2007 that each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted operating surplus" (as described below) generated during each of the three consecutive, non-overlapping four quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        Early Conversion of Subordinated Units.    Before the end of the subordination period, a portion of the subordinated units may convert into common units on a one-for-one basis immediately after the distribution of available cash to partners in respect of any quarter ending on or after:

  •
  December 31, 2005 with respect to 25% of the subordinated units; and

  •
  December 31, 2006 with respect to 25% of the subordinated units.

        The early conversions will occur if at the end of the applicable quarter each of the following three tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units and the subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the adjusted operating surplus generated during each of the three consecutive non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

However, the early conversion of the second 25% of the subordinated units may not occur until at least one year following the early conversion of the first 25% of the subordinated units.

        Definition of Adjusted Operating Surplus.    We define "adjusted operating surplus" in the glossary, and for any period it generally means:

  •
  operating surplus generated with respect to that period; less

  •
  any net increase in working capital borrowings with respect to that period; less

  •
  any net reduction in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

  •
  any net decrease in working capital borrowings with respect to that period; and plus

  •
  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

        Adjusted Operating Surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.

        Effect of Expiration of the Subordination Period.    Upon expiration of the subordination period, each outstanding subordinated unit will convert into one common unit and will then participate, pro rata, with the other common units in distributions of available cash. In addition, if the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

  •
  the subordination period will end and each subordinated unit will immediately convert into one common unit on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Distributions of Available Cash from Operating Surplus During the Subordination Period

        We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

  •
  First, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  Third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  Thereafter, in the manner described in "—Incentive Distribution Rights" below.

Distributions of Available Cash from Operating Surplus After the Subordination Period

        We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

  •
  First, 98% to all unitholders, pro rata, and 2% to our general partner until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  Thereafter, in the manner described in "—Incentive Distribution Rights" below.

Incentive Distribution Rights

        Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

        If for any quarter:

  •
  we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

  •
  First, 85% to all unitholders, pro rata, 13% to the holders of the incentive distribution rights, pro rata, and 2% to our general partner until each unitholder receives a total of $0.3125 per unit for that quarter (the "first target distribution");

  •
  Second, 75% to all unitholders, pro rata, 23% to the holders of the incentive distribution rights, pro rata, and 2% to our general partner, until each unitholder receives a total of $0.375 per unit for that quarter (the "second target distribution"); and

  •
  Thereafter, 50% to all unitholders, pro rata, 48% to the holders of the incentive distribution rights, pro rata, and 2% to our general partner.

        In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution.

Target Amount of Quarterly Distribution

        The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our general partner and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of our unitholders, our general partner and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution Target Amount," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution.

		Marginal Percentage Interest in Distribution
	Total Quarterly Distribution Target Amount	Unitholders	General Partner	Holders of Incentive distribution Rights
Minimum Quarterly Distribution	$0.25	98%	2%	—
First Target Distribution	above $0.25 up to $0.3125	85%	2%	13%
Second Target Distribution	above $0.3125 up to $0.375	75%	2%	23%
Thereafter	above $0.375	50%	2%	48%

Distributions from Capital Surplus

        How Distributions from Capital Surplus will be Made.    We will make distributions of available cash from capital surplus in the following manner:

  •
  First, 98% to all unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit that was issued in the initial public offering, an amount of available cash from capital surplus equal to the initial public offering price;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        Effect of a Distribution from Capital Surplus.    The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we distribute capital surplus on a unit issued in this offering in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, with 50% being paid to the holders of units, 48% to the holders of incentive distribution rights and 2% to our general partner.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  target distribution levels;

  •
  unrecovered initial unit price;

  •
  the number of common units issuable during the subordination period without a unitholder vote; and

  •
  the number of common units into which a subordinated unit is convertible.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates. For example, if we became subject to a maximum marginal federal, and effective state and local income tax rate of 38%, then the minimum quarterly distribution and the target distributions levels would each be reduced to 62% of their previous levels.

Distributions of Cash upon Liquidation

        General.    If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

        Manner of Adjustments for Gain.    The manner of the adjustment for gain is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

  •
  First, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  Second, 98% to the common unitholders, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of:

  (1)
  the unrecovered initial unit price;

  (2)
  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and

  (3)
  any unpaid arrearages in payment of the minimum quarterly distribution on that common unit;

  •
  Third, 98% to the subordinated unitholders, pro rata, and 2% to our general partner, until the capital account for each subordinated unit is equal to the sum of:

  (1)
  the unrecovered initial unit price; and

  (2)
  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  Fourth, 85% to all unitholders, pro rata, 13% to the holders of incentive distribution rights, pro rata, and 2% to our general partner until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

  •
  Fifth, 75% to all unitholders, pro rata, 23% to the holders of incentive distribution rights, pro rata, and 2% to our general partner, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence;

  •
  Thereafter, 50% to all unitholders, pro rata, 48% to the holders of the incentive distribution rights, pro rata, and 2% to our general partner.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

        Manner of Adjustments for Losses.    Upon our liquidation, we will generally allocate any loss to our general partner and the unitholders in the following manner:

  •
  First, 98% to holders of subordinated units in proportion to the positive balances in their capital accounts and 2% to our general partner until the capital accounts of the subordinated unitholders have been reduced to zero;

  •
  Second, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to our general partner until the capital accounts of the common unitholders have been reduced to zero; and

  •
  Thereafter, 100% to our general partner.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

        Adjustments to Capital Accounts.    We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partner's capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

MATERIAL TAX CONSEQUENCES

        This section discusses the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States. It is based upon current provisions of the Internal Revenue Code, existing regulations, proposed regulations to the extent noted, and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to Crosstex Energy, L.P. and Crosstex Energy Services, L.P.

        No attempt has been made in the following discussion to comment on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), or mutual funds. Accordingly, we recommend that each prospective unitholder consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P., counsel to the general partner and to us, and are, to the extent noted herein, based on the accuracy of certain factual matters.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. An opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Baker Botts L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues:

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  the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales" below);

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  whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations between Transferors and Transferees" below); and

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  whether our method for depreciating Section 743 adjustments is sustainable (please read "—Tax Consequences of Unit Ownership—Section 754 Election" below).

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, even if no cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner's adjusted basis in his partnership interest.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status for federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Baker Botts L.L.P. that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions, that the operating partnership will be disregarded as an entity separate from us for federal income tax purposes so long as the operating partnership and its general partner (which is a limited liability company) do not elect to be treated as a corporation and we will be classified as a partnership so long as:

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  we do not elect to be treated as a corporation;

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  we are operated in accordance with applicable partnership statutes, the applicable partnership agreement, and the manner specified in this prospectus; and

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  for each taxable year, more than 90% of our gross income is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes certain income and gains derived from the transportation and processing of crude oil, natural gas and products thereof. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We estimate that more than 90% of our current income is within one or more categories of income that are qualifying income in the opinion of Baker Botts L.L.P. The portion of our income that is qualifying income can change from time to time.

        Although we expect to conduct our business so as to meet the Qualifying Income Exception, if we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and as if we had then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, treatment of us as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

        The discussion below assumes that we will be treated as a partnership for federal income tax purposes. See the discussion above of the opinion of Baker Botts L.L.P. that we will be treated as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders who have become limited partners of Crosstex Energy, L.P. will be treated as our partners for federal income tax purposes. Also:

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  assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners; and

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  unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as our partners for federal income tax purposes. Assignees of common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, may not be treated as one of our partners for federal income tax purposes. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

        A beneficial owner of common units whose common units have been transferred to a short seller to complete a short sale would appear to lose his status as one of our partners with respect to those common units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales" below.

        No portion of our income, gain, deductions or losses is reportable by a unitholder who is not one of our partners for federal income tax purposes, and any cash distributions received by a unitholder who is not one of our partners for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the consequences of holding common units for federal income tax purposes.

        The following assumes that a unitholder is treated as one of our partners.

Tax Consequences of Unit Ownership

        Flow-through of Taxable Income.    Each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions even if no cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution from us. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

        Treatment of Distributions.    Our distributions to a unitholder generally will not be taxable to him for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, which are known as "nonrecourse liabilities," will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses" below.

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities and result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and substantially appreciated "inventory items," both as defined in the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, he will be treated as having been distributed his proportionate share of our Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units.    A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions he receives from us, by his share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder generally will have no share of our debt that is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss" below.

        Limitations on Deductibility of Losses.    The deduction by a unitholder of his share of our losses will be limited to the tax basis in his common units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations, to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of his common units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his common units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the common units for repayment. A unitholder's at risk amount will increase or decrease as the tax basis of the unitholder's common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally corporate or partnership activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or the unitholder's investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of our income may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation described above.

        A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  our interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, a unitholder's share of our portfolio income will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a unitholder whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the general partner and the unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to the general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to the general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner.

        Certain items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our property at the time of an offering. We will use the remedial method with respect to such differences with respect to some, but not all, of our assets, and we may use other methods with respect to some assets. The effect to a unitholder purchasing common units in an offering will, as to those assets in respect of which we use the remedial method, be essentially the same as if the tax basis of such assets was equal to their fair market value at the time of the offering, and the effect of allocations that are made under the traditional method will be essentially the same as if those assets had a tax basis that is less than fair market value. In addition, recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

        Baker Botts L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election" below and "—Disposition of Common Units—Allocations Between Transferors and Transferees" below, the allocations in our partnership agreement will be given effect for federal income tax purposes in determining a unitholder's share of our income, gain, loss or deduction.

        Treatment of Short Sales.    A unitholder whose common units are loaned to a "short seller" to cover a short sale of common units may be considered as having disposed of those common units. If so, he would no longer be a partner for tax purposes with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those common units would not be reportable by him;

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  any cash distributions received by him on those common units would be fully taxable; and

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  all of these distributions would appear to be ordinary income to him.

        Baker Botts L.L.P. has not rendered an opinion regarding the treatment of a unitholder whose common units are loaned to a short seller; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing or loaning their common units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Common Units—Recognition of Gain or Loss" below.

        Alternative Minimum Tax.    Each unitholder will be required to take into account his share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. We do not expect to generate significant tax preference items or adjustments. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in common units on their liability for the alternative minimum tax.

        Tax Rates.    In general, the highest effective United States federal income tax rate for individuals for 2004 is 35% and the maximum United States federal income tax rate for net capital gains of an individual for 2004 is 15% if the asset disposed of was held for more than 12 months at the time of disposition.

        Section 754 Election.    We made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser's tax basis in our assets under Section 743(b) of the Internal Revenue Code to reflect his purchase price when he buys common units from a holder thereof. This election does not apply to a person who purchases common units directly from us.

        In order to preserve uniformity of the economic and tax characteristics of common units and/or determine the tax attributes of a common unit based on its date of purchase and the amount that is paid therefor, we may adopt certain positions with respect to the depreciation or amortization of Section 743(b) adjustments that may be inconsistent with the Treasury Regulations. In particular, we intend to depreciate the portion of a Section 743(b) adjustment attributable to any unamortized difference between the "book" and tax basis of an asset in respect of which we use the remedial method in a manner that is consistent with the regulations under Section 743 of the Internal Revenue Code as to recovery property in respect of which the remedial allocation method is adopted. Such method is arguably inconsistent with Treasury Regulation Section 1.167(c)-l(a)(6), which may apply to certain of our assets (although we would not expect these to constitute a material portion of our assets). If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position which may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. In addition, if particular groups of unitholders are entitled to different treatment in respect of property as to which we are using the traditional method of eliminating differences in "book" and tax basis, we may also take a position that results in lower annual deductions to some or all of our unitholders than might otherwise be available. Baker Botts L.L.P. is unable to opine as to the validity of any position that is described in this paragraph because there is no clear applicable authority.

        A Section 754 election is advantageous if the transferee's tax basis in his common units is higher than the common units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his common units is lower than those common units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or unfavorably by the election.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. The determinations we make may be successfully challenged by the IRS and the deductions resulting from them may be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should we determine that the expense of compliance exceeds the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Accounting Method and Taxable Year.    We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his common units following the close of our taxable year but before the close of his taxable year will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees" below.

        Tax Basis, Depreciation and Amortization.    The tax basis of our assets is used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by the general partner, its affiliates and our other unitholders as of that time. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" above.

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we acquire or construct in the future may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his units. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" above and "—Disposition of Common Units—Recognition of Gain or Loss" below.

        The costs that we incur in selling our common units ("syndication expenses") must be capitalized and cannot be deducted by us currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which will be amortized by us over a period of 60 months, and as syndication expenses, which may not be amortized by us. Any underwriting discounts and commissions we incur will be treated as syndication expenses.

        Valuation and Tax Basis of Our Properties.    The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the fair market values, and determinations of the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the fair market value estimates ourselves. These estimates of value and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates and determinations of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of common units equal to the difference between the amount realized and the unitholder's tax basis for the common units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than his tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in common units, on the sale or exchange of a unit held for more than one year will generally be taxable as long-term capital gain or loss. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture, other potential recapture items, or other "unrealized receivables" or to "inventory items" we own. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell, but, under the regulations, may designate specific common units sold for purposes of determining the holding period of the common units sold. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the regulations.

        The Internal Revenue Code treats a taxpayer as having sold a partnership interest, such as our units, in which gain would be recognized if it were actually sold at its fair market value, if the taxpayer or related persons enters into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property.

        Allocations Between Transferors and Transferees.    In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month. However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the first business day of the month in which that gain or loss is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Baker Botts L.L.P. has not opined on the validity of this method of allocating income and loses among unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferors and transferees as well as among unitholders whose interests vary during a taxable year to conform to a method permitted under future Treasury Regulations.

        A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

        Notification Requirements.    A purchaser of common units other than an individual who is a citizen of the United States and who purchases through a broker is required to notify us in writing of that purchase within 30 days after the purchase. We are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may lead to the imposition of substantial penalties. In addition, the transferor and transferee may be required in certain cases to file certain statements with their federal income tax returns with respect to such transaction.

        Constructive Termination.    We will be considered to have been "terminated" for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a 12-month period. A "termination" of us will result in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax-Exempt Organizations and Other Investors

        Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, other foreign persons and regulated investment companies or mutual funds raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

        A regulated investment company, or "mutual fund," is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

        Non-resident aliens and foreign corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of the ownership of common units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest effective tax rate applicable to individuals from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for the taxes withheld. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns common units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the common units during the five-year period ending on the date of the disposition and if the common units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which generally will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that any of those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Any challenge by the IRS could negatively affect the value of the common units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish us with the following information:

  •
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  •
  whether the beneficial owner is:

  (1)
  a person that is not a United States person;

  (2)
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  (3)
  a tax-exempt entity;

  •
  the amount and description of common units held, acquired or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

        Registration as a Tax Shelter.    The Internal Revenue Code requires that "tax shelters" be registered with the Secretary of the Treasury. Although we may not be a "tax shelter" for such purposes, we have registered as a "tax shelter" with the Secretary of the Treasury in light of the substantial penalties that might be imposed if registration is required and not undertaken. Our tax shelter registration number is 02337000008.

Issuance of this tax shelter registration number does not indicate that investment in us or the claimed tax benefits have been reviewed, examined or approved by the IRS.

        A unitholder who sells or otherwise transfers a common unit in a later transaction must furnish the registration number to the transferee. The penalty for failure of the transferor of a unit to furnish the registration number to the transferee is $100 for each failure. A unitholder must disclose our tax shelter registration number on his tax return on which any deduction, loss or other benefit we generate is claimed or on which any of our income is included. A unitholder who fails to disclose the tax shelter registration number on Form 8271 to be attached to his return, without reasonable cause for that failure, will be subject to a $250 penalty for each failure. Any penalties discussed are not deductible for federal income tax purposes.

        Accuracy-related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  •
  for which there is, or was, "substantial authority;" or

  •
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        More stringent rules apply to "tax shelters," a term that in this context does not appear to include us. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty.

        A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

State, Local, Foreign and Other Tax Consequences

        In addition to federal income taxes, you will be subject to other taxes, including state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We own property or do business in Texas, Oklahoma, Louisiana, New Mexico, Arkansas, Mississippi and Alabama. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections" above. Based on current law and our estimate of our future operations, we anticipate that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as United States federal tax returns, that may be required of him. Baker Botts L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in the prospectus supplement relating to the offering of the debt securities.

INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS

        An equity investment in us by an employee benefit plan is subject to additional considerations because the investments of such plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans established or maintained by an employer or employee organization and IRAs. Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

  •
  whether in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA; and

  •
  whether the investment will result in recognition of unrelated business taxable income by the employee benefit plan and, if so, the potential after-tax investment return.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instruments and is a proper investment for the employee benefit plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the employee benefit plan.

        In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

        The Department of Labor has issued a regulation (the "Plan Assets Regulation") that provides guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under the Plan Assets Regulation, an entity's assets would not be considered to be "plan assets" if, among other things:

  •
  the equity interests acquired by employee benefit plans are publicly offered securities; i.e., the equity interests are held by 100 or more investors independent of the issuer and of each other, freely transferable and registered under certain provisions of the Federal securities laws;

  •
  the entity is an operating company; i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

  •
  equity investment in the entity by benefit plan investors is not significant, which means that less than 25% of the value of each class of equity interest, disregarding interests held by the issuer, its affiliates, and some other persons, is held by employee benefit plans and certain other plans not subject to ERISA, including governmental plans.

        Our assets should not be considered "plan assets" under the Plan Assets Regulation because it is expected that the common units will constitute publicly-offered securities, within the meaning of the first bullet point above.

        Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby directly to purchasers, through agents, through underwriters or through dealers.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        Common units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

        Because the NASD views our common units as interests in a direct participation program, any offering of common units pursuant to this registration statement will be made in compliance with Rule 2810 of the NASD Conduct Rules. Investor suitability with respect to the common units will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P. Baker Botts L.L.P. will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements and schedule of Crosstex Energy, L.P. as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 financial statements refers to a change in the method of accounting for derivatives. The audit report covering the December 31, 2002 financial statements refers to a change in the method of amortizing goodwill.

        The consolidated financial statements of LIG Pipeline Company and subsidiaries as of and for the years ended December 31, 2003 and 2002 incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Crosstex Energy, L.P. filed on May 21, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's web site at http:/ /www.sec.gov. We also make available free of charge on our website, at http:/ /www.crosstexenergy.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below:

  •
  our annual report on Form 10-K for the year ended December 31, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended March 31, 2004;

  •
  our current reports on Form 8-K filed February 18, 2004 and April 14, 2004;

  •
  our current reports on Form 8- K/A filed May 21, 2004 and June 11, 2004;

  •
  the description of our common units in our registration statement on Form 8-A (File No. 000-50067) filed pursuant to the Securities Exchange Act of 1934 on November 4, 2002; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or l5(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the registration statement.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's web site at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.crosstexenergy.com, or by writing or calling us at the following address:

Crosstex Energy, L.P.
2501 Cedar Springs, Suite 600
Dallas, Texas 75201
Attention: Kathie Keller
Telephone: (214) 953-9500

APPENDIX A

Glossary of Terms

        adjusted operating surplus:    For any period, operating surplus generated during that period is adjusted to:

  (a)
  decrease operating surplus by:

  (1)
  any net increase in working capital borrowings with respect to that period; and

  (2)
  any net reduction in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made during that period; and

  (b)
  increase operating surplus by:

  (1)
  any net decrease in working capital borrowings with respect to that period; and

  (2)
  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

        Adjusted operating surplus does not include that portion of operating surplus included in clause (a) (1) or the definition of operating surplus.

        available cash:    For any quarter ending prior to liquidation:

  (a)
  the sum of

  (1)
  all cash and cash equivalents of Crosstex Energy, L.P. and its subsidiaries on hand at the end of that quarter; and

  (2)
  all additional cash and cash equivalents of Crosstex Energy, L.P. and its subsidiaries on hand on the date of determination of available cash for that quarter resulting from working capital borrowings made after the end of that quarter;

  (b)
  less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to

  (1)
  provide for the proper conduct of the business of Crosstex Energy, L.P. and its subsidiaries (including reserves for future capital expenditures and for future credit needs Crosstex Energy, L.P. and its subsidiaries) after that quarter;

  (2)
  comply with applicable law or any debt instrument or other agreement or obligation to which Crosstex Energy, L.P. or any of its subsidiaries is a party or its assets are subject; and

  (3)
  provide funds for minimum quarterly distributions and cumulative common unit arrearages for any one or more of the next four quarters;

        provided, however, that the general partner may not establish cash reserves for distributions to the subordinated units unless the general partner has determined that, in its judgment, the establishment of reserves will not prevent Crosstex Energy, L.P. from distributing the minimum quarterly distribution on all common units and any cumulative common unit arrearages thereon for the next four quarters; and

        provided, further, that disbursements made by Crosstex Energy, L.P. or any of its subsidiaries or cash reserves established, increased or reduced after the end of that quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that quarter if the general partner so determines.

        btu:    British Thermal Units.

        capital account:    The capital account maintained for a partner under the partnership agreement. The capital account of a partner for a common unit, a subordinated unit, or any other partnership interest will be the amount which that capital account would be if that common unit, subordinated unit, incentive distribution right or other partnership interest were the only interest in Crosstex Energy, L.P. held by a partner.

        capital surplus:    All available cash distributed by us from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since the closing of the initial public offering equals the operating surplus as of the end of the quarter before that distribution. Any excess available cash will be deemed to be capital surplus.

        closing price:    The last sale price on a day, regular way, or in case no sale takes place on that day, the average of the closing bid and asked prices on that day, regular way. In either case, as reported in the principal consolidated transaction reporting system for securities listed or admitted to trading on the principal national securities exchange on which the units of that class are listed or admitted to trading. If the units of that class are not listed or admitted to trading on any national securities exchange, the last quoted price on that day. If no quoted price exists, the average of the high bid and low asked prices on that day in the over-the-counter market, as reported by the Nasdaq Stock Market or any other system then in use. If on any day the units of that class are not quoted by any organization of that type, the average of the closing bid and asked prices on that day as furnished by a professional market maker making a market in the units of the class selected by the general partner. If on that day no market maker is making a market in the units of that class, the fair value of the units on that day as determined reasonably and in good faith by the general partner.

        common unit arrearage:    The amount by which the minimum quarterly distribution for a quarter during the subordination period exceeds the distribution of available cash from operating surplus actually made for that quarter on a common unit, cumulative for that quarter and all prior quarters during the subordination period.

        current market price:    For any class of units listed or admitted to trading on any national securities exchange as of any date, the average of the daily closing prices for the 20 consecutive trading days immediately prior to that date.

        incentive distribution right:    A non-voting limited partner partnership interest issued to the general partner in connection with the formation of the partnership. The partnership interest will confer upon its holder only the rights and obligations specifically provided in the partnership agreement for incentive distribution rights.

        incentive distributions:    The distributions of available cash from operating surplus initially made to the general partner that are in excess of the general partner's aggregate 2% general partner interest.

        interim capital transactions:    The following transactions if they occur prior to liquidation:

  (a)
  borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital borrowings and other than for items purchased on open account in the ordinary course of business) by Crosstex Energy, L.P. or any of its subsidiaries;

  (b)
  sales of equity interests by Crosstex Energy, L.P. or any of its subsidiaries;

  (c)
  sales or other voluntary or involuntary dispositions of any assets of Crosstex Energy, L.P. or any of its subsidiaries (other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and sales or other dispositions of assets as a part of normal retirements or replacements).

        MMBtu:    One million British Thermal Units.

        NGLs:    Natural gas liquids which consist primarily of ethane, propane, isobutane, normal butane and natural gas.

        operating expenditures:    All expenditures of Crosstex Energy, L.P. and our subsidiaries, including, but not limited to, taxes, reimbursements of the general partner, repayment of working capital borrowings, debt service payments and capital expenditures, subject to the following:

  (a)
  Payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings will not constitute operating expenditures.

  (b)
  Operating expenditures will not include:

  (1)
  capital expenditures made for acquisitions or for capital improvements;

  (2)
  payment of transaction expenses relating to interim capital transactions; or

  (3)
  distributions to partners.

        operating surplus:    For any period prior to liquidation, on a cumulative basis and without duplication:

  (a)
  the sum of

  (1)
  $8.9 million plus all the cash of Crosstex Energy, L.P. and its subsidiaries on hand as of the closing date of our initial public offering;

  (2)
  all cash receipts of Crosstex Energy, L.P. and our subsidiaries for the period beginning on the closing date of our initial public offering and ending with the last day of that period, other than cash receipts from interim capital transactions; and

  (3)
  all cash receipts of Crosstex Energy, L.P. and our subsidiaries after the end of that period but on or before the date of determination of operating surplus for the period resulting from working capital borrowings; less

  (b)
  the sum of:

  (1)
  operating expenditures for the period beginning on the closing date of our initial public offering and ending with the last day of that period; and

  (2)
  the amount of cash reserves that is necessary or advisable in the reasonable discretion of the general partner to provide funds for future operating expenditures; provided however, that disbursements made (including contributions to a member of Crosstex Energy, L.P. and our subsidiaries or disbursements on behalf of a member of Crosstex Energy, L.P., and our subsidiaries) or cash reserves established, increased or reduced after the end of that period but on or before the date of determination of available cash for that period shall be deemed to have been made, established, increased or reduced for purposes of determining operating surplus, within that period if the general partner so determines.

        subordination period:    The subordination period will generally extend from the closing of the initial public offering until the first to occur of:

  (a)
  the first day of any quarter on or after December 31, 2007 for which:

  (1)
  distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the sum of the minimum quarterly distribution on all of the outstanding common units and subordinated units for each of the three consecutive non-overlapping four-quarter periods immediately preceding that date;

    (2)
    the adjusted operating surplus generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distribution on all of the common units and subordinated units that were outstanding during those periods on a fully-diluted basis, and the related distribution on the general partner interests in Crosstex Energy, L.P.; and

    (3)
    there are no outstanding cumulative common units arrearages.
  (b)
  the date on which the general partner is removed as general partner of Crosstex Energy, L.P. upon the requisite vote by the limited partners under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of the removal.

        throughput:    The volume of gas transported or passing through a pipeline or other facility.

        units:    refers to both common units and subordinated units, but not the general partner interest.

        working capital borrowings:    Borrowings exclusively for working capital purposes made pursuant to a credit facility or other arrangement requiring all borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission Registration Fee	$31,675
NASD Filing Fee	25,500
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	75,000
Trustee's Fees	15,000
Miscellaneous	2,825

TOTAL	$350,000

Item 15. Indemnification of Directors and Officers.

  Crosstex Energy, L.P. and Crosstex Energy Services, L.P.

        Subject to any terms, conditions or restrictions set forth in a partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

        The partnership agreements of each of Crosstex Energy, L.P. and Crosstex Energy Services, L.P. provide that each partnership, as applicable, will, to the fullest extent permitted by law, indemnify (i) its respective general partner, (ii) any departing general partner, (iii) any person who is or was an affiliate of its respective general partner or any departing general partner, (iv) any person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member (as defined therein), its respective general partner or any departing general partner or any affiliate of any Group Member, its respective general partner or any departing general partner or (v) any person who is or was serving at the request of its respective general partner or any departing general partner or any affiliate of its respective general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a person other than its respective general partner) not opposed to, the best interests of each partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

        Any indemnification under these provisions will only be out of the assets of each of the partnerships. The respective general partner shall not be personally liable for, or have any obligation to contribute or loan any monies or property to each applicable partnership to enable it to effectuate, such indemnification. Each partnership may purchase (or reimburse its respective general partner or its

II-1

affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with each of the partnerships' activities, regardless of whether each of the partnerships would have the power to indemnify such person against liabilities under each of the partnership agreements.

        Crosstex Energy, L.P. has entered into indemnification agreements (the "Indemnification Agreements") with its directors and executive officers (collectively, the "Indemnitees"). Under the terms of the Indemnification Agreements, the Company has agreed to indemnify each Indemnitee (i) if such person is, by reason of his or her status as an employee, director and/or officer of Crosstex Energy GP, LLC or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at the request of Crosstex Energy, L.P. (any such status being referred to as a "Corporate Status"), made or threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding irrespective of the initiator thereof (each, a "Proceeding"), other than a Proceeding by or in the right of the Company; (ii) if such person is, by reason of his or her Corporate Status, made or threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Indemnitee shall have been adjudged to be liable to Crosstex Energy, L.P., unless and only to the extent that a court shall otherwise determine; (iii) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with any Proceeding to which such Indemnitee was or is a party by reason of his or her Corporate Status and in which such Indemnitee is successful, on the merits or otherwise; (iv) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Proceeding to the extent that such Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which such person is not a party; (v) against costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in cooperating with any person, persons or entity determining whether Indemnitee is entitled to indemnification; and (vi) against any and all expenses actually and reasonably incurred by such Indemnitee in any judicial adjudication of his or her rights under the Indemnification Agreements, but only if (and only to the extent) he or she prevails therein. To the extent that a change in the laws of the State of Delaware permits greater indemnification or advancement of expenses than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

        In addition, under the terms of the Indemnification Agreements, Crosstex Energy, L.P. has agreed to pay all reasonable expenses incurred by an Indemnitee in connection with any Proceeding in advance of the final disposition of such Proceeding no later than 10 days after receipt by Crosstex Energy, L.P. of an undertaking by or on behalf of the Indemnitee to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by Crosstex Energy, L.P.

        The Indemnification Agreements also include provisions that specify the procedures and presumptions that are to be employed to determine whether an Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "Change in Control" (as defined in the Indemnification Agreements) of Crosstex Energy, L.P.

        Crosstex Gulf Coast Marketing Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex CCNG Gathering Ltd., Crosstex CCNG Processing Ltd., Crosstex CCNG Marketing Ltd. and Crosstex CCNG Transmission Ltd.

II-2

        Under the Texas Revised Limited Partnership Act, a limited partnership shall indemnify a general partner against reasonable expenses incurred by the general partner in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding. If not otherwise provided for, on application of a general partner, a court may order that a general partner of a limited partnership is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Subject to certain conditions, a limited partnership may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a general partner who was, is or is threatened to be made a named defendant or respondent in a proceeding, pursuant to a provision contained in a written partnership agreement, a resolution of the general partners or of the limited partners or another agreement providing for the mandatory payment or reimbursement of such expenses.

        Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for the indemnification of officers, directors, members or managers of the registrants and any general partner, including liabilities under the Securities Act.

Item 16. Exhibits.

  (a)
  Exhibits. The following documents are filed as exhibits to this Registration Statement:

1.1*	—	Form of Underwriting Agreement
4.1	—	Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.1 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.2	—	Second Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 29, 2004 (incorporated by reference to Exhibit 3.2 to Crosstex Energy, L.P.'s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2004)
4.3	—	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of April 1, 2004 (incorporated by reference to Exhibit 3.3 to Crosstex Energy, L.P.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)
4.4	—	Certificate of Limited Partnership of Crosstex Energy Services, L.P. (incorporated by reference to Exhibit 3.3 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.5	—	Second Amended and Restated Agreement of Limited Partnership of Crosstex Energy Services, L.P., dated as of April 1, 2004 (incorporated by reference to Exhibit 3.5 to Crosstex Energy, L.P.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)
4.6	—	Certificate of Limited Partnership of Crosstex Energy GP, L.P. (incorporated by reference to Exhibit 3.5 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.7	—	Agreement of Limited Partnership of Crosstex Energy GP, L.P. dated as of July 12, 2002 (incorporated by reference to Exhibit 3.6 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.8	—	Certificate of Formation of Crosstex Energy GP, LLC (incorporated by reference to Exhibit 3.7 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)

II-3

4.9	—	Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC dated as of December 17, 2002 (incorporated by reference to Exhibit 3.8 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-106927)
4.10	—	Specimen Unit Certificate for the common units (incorporated by reference to Exhibit 4.1 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.11	—	Form of Senior Indenture of Crosstex Energy, L.P.
4.12	—	Form of Subordinated Indenture of Crosstex Energy, L.P.
4.13	—	Form of Senior Indenture of Crosstex Energy Services, L.P.
4.14	—	Form of Subordinated Indenture of Crosstex Energy Services, L.P.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1	—	Opinion of Baker Botts L.L.P. relating to tax matters
12.1	—	Statement of Computation of Ratios of Earnings to Fixed Charges
21.1	—	List of Subsidiaries
23.1	—	Consent of KPMG LLP
23.2	—	Consent of Deloitte & Touche LLP
23.3	—	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1 and 8.1)
24.1	—	Power of Attorney (included on the signature page hereof)
25.1**	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of Crosstex Energy, L.P.
25.2**	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Crosstex Energy, L.P.
25.3**	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of Crosstex Energy Services, L.P.
25.4**	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Crosstex Energy Services, L.P.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder

Item 17. Undertakings.

        I.     Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

II-4

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        II.    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        III.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 15, 2004.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P., its General Partner
By:	Crosstex Energy GP, L.L.C., its General Partner
	By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President and Chief Financial Officer
CROSSTEX ENERGY SERVICES, L.P.
By:	Crosstex Operating GP, LLC, its General Partner
	By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX LIG, LLC
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX TUSCALOOSA, LLC
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX LIG LIQUIDS, LLC
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer

CROSSTEX TREATING SERVICES, L.P.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX GULF COAST MARKETING LTD.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX GULF COAST TRANSMISSION LTD.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX CCNG GATHERING, LTD.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX CCNG PROCESSING, LTD.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer

CROSSTEX CCNG MARKETING, LTD.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX CCNG TRANSMISSION, LTD.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX ACQUISITION MANAGEMENT, L.P.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX MISSISSIPPI PIPELINE, L.P.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer

CROSSTEX SEMINOLE GAS, L.P.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX ALABAMA GATHERING SYSTEM, L.P.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer
CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P.
By:	Crosstex Energy Services GP, LLC, its general partner
By:	/s/ WILLIAM W. DAVIS Name: William W. Davis Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Barry E. Davis and William W. Davis, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

        CROSSTEX ENERGY GP, L.L.C., as the general partner of CROSSTEX ENERGY GP, L.P., as the general partner of CROSSTEX ENERGY, L.P.

/s/ BARRY E. DAVIS Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2004
/s/ WILLIAM W. DAVIS William W. Davis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2004
/s/ C. ROLAND HADEN C. Roland Haden	Director	June 15, 2004
/s/ BRYAN H. LAWRENCE Bryan H. Lawrence	Director	June 15, 2004
/s/ SHELDON B. LUBAR Sheldon B. Lubar	Director	June 15, 2004
/s/ ROBERT F. MURCHISON Robert F. Murchison	Director	June 15, 2004
/s/ STEPHEN A. WELLS Stephen A. Wells	Director	June 15, 2004
/s/ FRANK M. BURKE Frank M. Burke	Director	June 15, 2004

CROSSTEX OPERATING GP, LLC, as the general partner of CROSSTEX ENERGY SERVICES, L.P.

/s/ BARRY E. DAVIS Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2004
/s/ WILLIAM W. DAVIS William W. Davis	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	June 15, 2004
/s/ CHRIS AULDS Chris Aulds	Director	June 15, 2004
/s/ JAMES R. WALES James R. Wales	Director	June 15, 2004
/s/ 'JACK M. LAFIELD Jack M. Lafield	Director	June 15, 2004

        CROSSTEX ENERGY SERVICES GP, LLC, as the general partner of CROSSTEX TREATING SERVICES, L.P., CROSSTEX GULF COAST MARKETING LTD., CROSSTEX GULF COAST TRANSMISSION LTD., CROSSTEX CCNG GATHERING, LTD., CROSSTEX CCNG PROCESSING, LTD., CROSSTEX CCNG MARKETING, LTD., CROSSTEX CCNG TRANSMISSION, LTD., CROSSTEX ACQUISITION MANAGEMENT, L.P., CROSSTEX MISSISSIPPI PIPELINE, L.P., CROSSTEX SEMINOLE GAS, L.P., CROSSTEX ALABAMA GATHERING SYSTEM, L.P., CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P.

/s/ BARRY E. DAVIS Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2004
/s/ WILLIAM W. DAVIS William W. Davis	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	June 15, 2004
/s/ CHRIS AULDS Chris Aulds	Director	June 15, 2004
/s/ JAMES R. WALES James R. Wales	Director	June 15, 2004
/s/ JACK M. LAFIELD Jack M. Lafield	Director	June 15, 2004

CROSSTEX LIG, LLC
/s/ BARRY E. DAVIS Barry E. Davis	President, Chief Executive Officer and Manager (Principal Executive Officer)	June 15, 2004
/s/ WILLIAM W. DAVIS William W. Davis	Executive Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial and Accounting Officer)	June 15, 2004
/s/ CHRIS AULDS Chris Aulds	Manager	June 15, 2004
/s/ JAMES R. WALES James R. Wales	Manager	June 15, 2004
/s/ JACK M. LAFIELD Jack M. Lafield	Manager	June 15, 2004
CROSSTEX TUSCALOOSA, LLC
/s/ BARRY E. DAVIS Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2004
/s/ WILLIAM W. DAVIS William W. Davis	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	June 15, 2004
/s/ CHRIS AULDS Chris Aulds	Director	June 15, 2004
/s/ JAMES R. WALES James R. Wales	Director	June 15, 2004
/s/ JACK M. LAFIELD Jack M. Lafield	Director	June 15, 2004

CROSSTEX LIG LIQUIDS, LLC
/s/ BARRY E. DAVIS Barry E. Davis	President, Chief Executive Officer and Manager (Principal Executive Officer)	June 15, 2004
/s/ WILLIAM W. DAVIS William W. Davis	Executive Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial and Accounting Officer)	June 15, 2004
/s/ CHRIS AULDS Chris Aulds	Manager	June 15, 2004
/s/ JAMES R. WALES James R. Wales	Manager	June 15, 2004
/s/ JACK M. LAFIELD Jack M. Lafield	Manager	June 15, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.1 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.2	Second Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 29, 2004 (incorporated by reference to Exhibit 3.2 to Crosstex Energy, L.P.'s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2004)
4.3	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of April 1, 2004 (incorporated by reference to Exhibit 3.3 to Crosstex Energy, L.P.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)
4.4	Certificate of Limited Partnership of Crosstex Energy Services, L.P. (incorporated by reference to Exhibit 3.3 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.5	Second Amended and Restated Agreement of Limited Partnership of Crosstex Energy Services, L.P., dated as of April 1, 2004 (incorporated by reference to Exhibit 3.5 to Crosstex Energy, L.P.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)
4.6	Certificate of Limited Partnership of Crosstex Energy GP, L.P. (incorporated by reference to Exhibit 3.5 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.7	Agreement of Limited Partnership of Crosstex Energy GP, L.P. dated as of July 12, 2002 (incorporated by reference to Exhibit 3.6 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.8	Certificate of Formation of Crosstex Energy GP, LLC (incorporated by reference to Exhibit 3.7 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.9	Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC dated as of December 17, 2002 (incorporated by reference to Exhibit 3.8 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-106927)
4.10	Specimen Unit Certificate for the common units (incorporated by reference to Exhibit 4.1 to Crosstex Energy, L.P.'s Registration Statement on Form S-1, file No. 333-97779)
4.11	Form of Senior Indenture of Crosstex Energy, L.P.
4.12	Form of Subordinated Indenture of Crosstex Energy, L.P.
4.13	Form of Senior Indenture of Crosstex Energy Services, L.P.
4.14	Form of Subordinated Indenture of Crosstex Energy Services, L.P.
5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1	Opinion of Baker Botts L.L.P. relating to tax matters
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges
21.1	List of Subsidiaries
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1 and 8.1)
24.1	Power of Attorney (included on the signature page hereof)
25.1**	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of Crosstex Energy, L.P.
25.2**	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Crosstex Energy, L.P.
25.3**	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of Crosstex Energy Services, L.P.
25.4**	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of Crosstex Energy Services, L.P.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder

QuickLinks

SCHEDULE A SUBSIDIARY GUARANTORS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHO WE ARE
THE SUBSIDIARY GUARANTORS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE COMMON UNITS
DESCRIPTION OF OUR PARTNERSHIP AGREEMENT
CASH DISTRIBUTION POLICY
MATERIAL TAX CONSEQUENCES
INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
  APPENDIX A
Glossary of Terms
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
CROSSTEX OPERATING GP, LLC, as the general partner of CROSSTEX ENERGY SERVICES, L.P.
INDEX TO EXHIBITS